UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box: ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240. 14a-12
ZAI LAB LIMITED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

This document shall also serve as a circular to holders of the ordinary shares of Zai Lab Limited for purposes of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (“HK Listing Rules”).
Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. If you are in doubt about any of the contents of this document, you should obtain independent professional advice.
Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange” or “HKSE”) take no responsibility for the contents of this circular, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.
This document, for which the directors of Zai Lab Limited collectively and individually accept full responsibility, includes particulars given in compliance with the HK Listing Rules for the purpose of giving information with regard to Zai Lab Limited. The directors, having made all reasonable inquiries, confirm that to the best of their knowledge and belief the information contained in this document is accurate and complete in all material respects and not misleading or deceptive, and there are no other matters the omission of which would make any statement herein or this document misleading.

4560 Jinke Road
Bldg. 1, Fourth Floor
Pudong, Shanghai, China 201210

314 Main Street
4th Floor, Suite 100
Cambridge, MA, 02142

(Nasdaq Trading Symbol: ZLAB; HKEx Stock Code: 9688)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Notice is hereby given that the 2023 Annual General Meeting of Shareholders (the “Annual Meeting”) of Zai Lab Limited (the “Company” or “us”) will be held:

Time and Date:	8:00 a.m. (U.S. Eastern Time) on Tuesday, June 20, 2023
8:00 p.m. (Shanghai and Hong Kong Time) on Tuesday, June 20, 2023

Physical Location:	4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210

Virtual Meeting Site:	www.virtualshareholdermeeting.com/ZLAB2023
The purpose of the meeting is to consider and vote on the following matters:
1.An ordinary resolution to re-elect Samantha (Ying) Du to serve as a director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;
2.An ordinary resolution to re-elect Kai-Xian Chen to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
3.An ordinary resolution to re-elect John D. Diekman to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
4.An ordinary resolution to re-elect Richard Gaynor to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
5.An ordinary resolution to re-elect Nisa Leung to serve as a director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;

6.An ordinary resolution to re-elect William Lis to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
7.An ordinary resolution to re-elect Scott Morrison to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
8.An ordinary resolution to re-elect Leon O. Moulder Jr. to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
9.An ordinary resolution to elect Michel Vounatsos to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
10.An ordinary resolution to re-elect Peter Wirth to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
11.An ordinary resolution to approve the appointment of KPMG LLP and KPMG as the Company’s independent registered public accounting firms and auditors to audit our consolidated financial statements to be filed with the U.S. Securities and Exchange Commission (“SEC”) and the Hong Kong Stock Exchange for the year ending December 31, 2023, respectively;
12.An ordinary resolution to authorize the Board of Directors to fix auditor compensation for 2023;
13.An ordinary resolution to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
14.An ordinary resolution to approve a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs of up to 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the 2024 annual general meeting of shareholders;
15.An ordinary resolution to approve a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs of up to 10% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the 2024 annual general meeting of shareholders; and
16.To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
The record date for the Annual Meeting is April 20, 2023 (ordinary share record date). Only shareholders of record as of 4:30 p.m. (Shanghai and Hong Kong Time) on April 20, 2023 are entitled to receive notice of, and to attend and to vote at the Annual Meeting or any adjournment thereof. The latest date and time for lodging a share transfer in order to be registered as a shareholder on the record date is 4:30 p.m. (Shanghai and Hong Kong Time) on April 20, 2023.
Your vote is important to us. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as soon as possible. The manner in which you hold your shares will dictate how you can vote:
Shareholders of Ordinary Shares
•If you are a shareholder of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date, you may vote your shares by submitting your proxy through www.proxyvote.com no later than 11:59 p.m. on June 18, 2023 (U.S. Eastern Time) / 11:59 a.m. on June 19, 2023 (Shanghai and Hong Kong Time), or if you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than 11:59 a.m. (U.S. Eastern Time) / 11:59 p.m. (Shanghai and Hong Kong Time) on June 19, 2023, to be voted at the Annual Meeting.
•If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank, or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions so that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
ADS Holders
•If you are a holder of record of our ADSs, each representing ten of our ordinary shares, as of 4:30 p.m. (U.S. Eastern Time) on April 20, 2023 who wishes to exercise your voting rights for the underlying ordinary shares, you must act through the depositary of the ADSs, Citibank, N.A. (“Citibank”), to vote the ordinary shares represented by your ADSs. Citibank will distribute information to ADS holders as of 4:30 p.m. (U.S. Eastern Time) on April 20, 2023 describing how voting instructions may be delivered to Citibank by ADS holders.
•If you are a beneficial owner of ADSs registered as of 4:30 p.m. (U.S. Eastern Time) on April 20, 2023 in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank. Simply follow the voting instructions so that your vote is counted.

By Order of the Board of Directors,

Samantha (Ying) Du
Director, Chairperson of the Board of Directors, and Chief Executive Officer
April 28, 2023

ZAI LAB LIMITED
PROXY STATEMENT FOR
2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING		1

MATTERS REQUIRING SHAREHOLDER ACTION		10

PROPOSALS 1-10	ELECTION OF DIRECTORS	10

PROPOSAL 11	APPROVAL OF THE APPOINTMENT OF KPMG LLP AND KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2023, RESPECTIVELY	17

PROPOSAL 12	APPROVAL OF BOARD AUTHORITY TO FIX AUDITOR COMPENSATION FOR 2023	18

PROPOSAL 13	APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	19

PROPOSALS 14-15	APPROVAL OF A GENERAL MANDATE TO THE BOARD OF DIRECTORS TO ALLOT AND ISSUE ORDINARY SHARES AND/OR ADSs	21

TRANSACTION OF OTHER BUSINESS		23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		24

CORPORATE GOVERNANCE		26

EXECUTIVE OFFICERS		35

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS		37

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION		39

DELINQUENT SECTION 16(A) REPORTS		40

AUDIT COMMITTEE REPORT		41

ADDITIONAL AUDIT MATTERS		42

COMPENSATION DISCUSSION AND ANALYSIS		44

COMPENSATION COMMITTEE REPORT		57

EXECUTIVE COMPENSATION TABLES		58

ADDITIONAL EXECUTIVE COMPENSATION INFORMATION		64

DIRECTOR COMPENSATION		69

DELIVERY OF PROXY MATERIALS		70

-i-

ZAI LAB LIMITED
4560 Jinke Road
Bldg. 1, Fourth Floor
Pudong, Shanghai, China 201210

314 Main Street
4th Floor, Suite 100
Cambridge, MA, 02142
PROXY STATEMENT
FOR THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 20, 2023

This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 of Zai Lab Limited (the “Company” or “us”) are furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or “Board”) for use at the 2023 Annual General Meeting of Shareholders (the “Annual Meeting”), to be held at 8:00 a.m. (U.S. Eastern Time) on June 20, 2023 / 8:00 p.m. (Shanghai and Hong Kong Time) on June 20, 2023 at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, and virtually at www.virtualshareholdermeeting.com/ZLAB2023 for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of the Annual Meeting. Our proxy materials, including this Proxy Statement and proxy card, are first being mailed to shareholders on or about April 28, 2023.
All references to “Zai Lab,” the “Company,” “we,” “us” or “our” in this Proxy Statement mean Zai Lab Limited.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
Why am I receiving these materials?
You received these materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder of record of our ordinary shares as of 4:30 p.m. (Shanghai and Hong Kong Time) on April 20, 2023, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. Holders of our ADSs will not be entitled to attend the Annual Meeting and cannot vote their ADSs directly. Holders of our ADSs as of the ADS record date (4:30 p.m. (U.S. Eastern Time) on April 20, 2023) may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement by and among the Company, Citibank and the holders and beneficial owners of ADSs (the “deposit agreement”).
What does it mean if I receive more than one set of printed proxy materials?
If you hold your shares in more than one account, you may receive a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To help ensure that all your shares are voted, please follow the instructions on each set of materials you receive to vote by Internet or by signing, dating, and returning a proxy card or voting instruction form for each account.
Why is the Annual Meeting a hybrid meeting?
This year we will continue to rely on the latest technology to host a “hybrid” Annual Meeting. We believe that the available technology provides expanded access, improved communication, and cost savings for our shareholders. Combined with allowing traditional in-person attendance, we believe this strikes a good balance between leveraging technology and maintaining the ability for our directors, employees, and shareholders to interact in person.

How do I attend the Annual Meeting?
If you are a shareholder of record of our ordinary shares, you may attend the Annual Meeting in person at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, or virtually by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/ZLAB2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or instructions that accompanied your proxy materials. Shareholders are encouraged to log in to this website and pre-register for the Annual Meeting before the start time of the meeting. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures. If you choose to attend the Annual Meeting virtually, there will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Holders of ADSs will not be entitled to attend or vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only shareholders of record of our ordinary shares as of 4:30 p.m. (Shanghai and Hong Kong Time) on April 20, 2023 (Shanghai and Hong Kong Time) are entitled to vote at the Annual Meeting. As of 4:30 p.m. (Shanghai and Hong Kong Time) on April 20, 2023, we had 979,087,430 outstanding ordinary shares, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting, except those required to abstain from voting to approve the matter under consideration under the HK Listing Rules. Of these shares, approximately 743,576,320 were held in the name of Citibank, as depositary for the ADSs, each representing ten ordinary shares of our Company. Each shareholder of record of our ordinary shares is entitled to one vote for each ordinary share held by such shareholder. Holders of our ADSs cannot vote their ADSs directly. Instead, holders of our ADSs may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement.
How do I submit questions at the Annual Meeting?
Although shareholders will have an opportunity to ask questions during the Annual Meeting, we encourage shareholders who wish to raise questions at the Annual Meeting to submit their questions in advance to the meeting. To submit questions in advance of the Annual Meeting, go to www.proxyvote.com before 8:00 a.m. (U.S. Eastern Time) / 8:00 p.m. (Shanghai and Hong Kong Time) on June 19, 2023 and enter the 16-digit control number included on your Notice.
What am I voting on?
There are 15 matters scheduled for a vote:
1.An ordinary resolution to re-elect Samantha (Ying) Du to serve as a director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;
2.An ordinary resolution to re-elect Kai-Xian Chen to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
3.An ordinary resolution to re-elect John D. Diekman to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
4.An ordinary resolution to re-elect Richard Gaynor to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

5.An ordinary resolution to re-elect Nisa Leung to serve as a director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;
6.An ordinary resolution to re-elect William Lis to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
7.An ordinary resolution to re-elect Scott Morrison to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
8.An ordinary resolution to re-elect Leon O. Moulder Jr. to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
9.An ordinary resolution to elect Michel Vounatsos to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
10.An ordinary resolution to re-elect Peter Wirth to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
11.An ordinary resolution to approve the appointment of KPMG LLP and KPMG, respectively, as the Company’s independent registered public accounting firms and auditors to audit our consolidated financial statements to be filed with the SEC and Hong Kong Stock Exchange for the year ending December 31, 2023, respectively;
12.An ordinary resolution to authorize the Board of Directors to fix auditor compensation for 2023;
13.An ordinary resolution to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
14.An ordinary resolution to approve a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs of up to 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the 2024 annual general meeting of shareholders; and
15.An ordinary resolution to approve a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs of up to 10% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the 2024 annual general meeting of shareholders.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment. If required by the HK Listing Rules, the Company will publish a supplementary circular or announcement in accordance with the HK Listing Rules.

How does the Board of Directors recommend that I vote?
The Board of Directors unanimously recommends that you vote:
1.FOR the ordinary resolution to re-elect Samantha (Ying) Du to serve as a director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;
2.FOR the ordinary resolution to re-elect Kai-Xian Chen to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
3.FOR the ordinary resolution to re-elect John D. Diekman to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
4.FOR the ordinary resolution to re-elect Richard Gaynor to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
5.FOR the ordinary resolution to re-elect Nisa Leung to serve as a director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;
6.FOR the ordinary resolution to re-elect William Lis to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
7.FOR the ordinary resolution to re-elect Scott Morrison to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
8.FOR the ordinary resolution to re-elect Leon O. Moulder Jr. to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
9.FOR the ordinary resolution to elect Michel Vounatsos to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
10.FOR the ordinary resolution to re-elect Peter Wirth to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
11.FOR the ordinary resolution to approve the appointment of KPMG LLP and KPMG as the Company’s independent registered public accounting firms and auditors to audit our consolidated financial statements to be filed with the SEC and Hong Kong Stock Exchange for the year ending December 31, 2023, respectively;
12.FOR the ordinary resolution to authorize the Board of Directors to fix auditor compensation for 2023;
13.FOR the ordinary resolution to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
14.FOR the ordinary resolution to approve a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs of up to 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the 2024 annual general meeting of shareholders; and

15.FOR the ordinary resolution to approve a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs of up to 10% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the 2024 annual general meeting of shareholders.
How do I vote?
Shareholders of Record of Ordinary Shares
If you are a shareholder of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date, you may vote at the Annual Meeting, in person or virtually, through the Internet in advance of the Annual Meeting, or by proxy using a proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to help ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy; such appointment of proxy will be revoked if you attend and vote at the Annual Meeting.
•To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the prepaid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than 11:59 a.m. (U.S. Eastern Time) / 11:59 p.m. (Shanghai and Hong Kong Time) on June 19, 2023, to be voted at the Annual Meeting.
•To vote through the Internet, go to www.proxyvote.com to complete an electronic voting instruction form. You will be asked to provide the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.. Your Internet vote must be received by 11:59 p.m. on June 18, 2023 (U.S. Eastern Time) / 11:59 a.m. on June 19, 2023 (Shanghai and Hong Kong Time) to be counted.
•To vote while virtually attending the Annual Meeting, attend the meeting by visiting www.virtualshareholdermeeting.com/ZLAB2023. You will be asked to provide the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
•To vote in person at the Annual Meeting, attend the meeting by going to 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210.
Beneficial Owners of Ordinary Shares
If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions to help ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
ADS Holders of Record
Holders of record of our ADSs as of the ADS record date (4:30 p.m. (U.S. Eastern Time) on April 20, 2023) who wish to exercise their voting rights for the underlying ordinary shares must act through Citibank. The deposit agreement permits registered ADS holders as of the ADS record date to instruct Citibank to exercise the voting rights for the ordinary shares represented by ADSs. Citibank has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the deposit agreement, to vote the securities (in person or by proxy) represented by the holder’s ADSs. Citibank will vote (or cause its custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from ADS holders who provide timely voting instructions.
ADS holders of record that have not provided timely voting instructions shall be deemed to have instructed Citibank to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided that no such instructions shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform Citibank that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given with respect to any matter as to which we inform Citibank that (i) there exists substantial opposition, or (ii) the rights of ADS holders or the shareholders of the Company will be materially adversely affected.
Citibank will distribute information to ADS holders as of the ADS record date (4:30 p.m. (U.S. Eastern Time) on April 20, 2023) describing how voting instructions may be delivered to Citibank by ADS holders.
To be considered timely, instructions from the ADS holders must be sent to Citibank so that the instructions are received by no later than 10:00 a.m. (U.S. Eastern Time) on June 12, 2023.
Beneficial Owners of ADSs
If you are a beneficial owner of ADSs registered on the ADS record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank. Simply follow the voting instructions to help ensure that your vote is counted.
Conversion of ADSs
If a holder of ADSs cancels his, her or its ADSs in exchange for ordinary shares on or prior to the ADS record date, such holder of ADSs will not be able to instruct Citibank, as depositary of the ADSs, as to how to vote the ordinary shares represented by the canceled ADSs as described above. Holders of ADSs who wish to cancel their ADSs in exchange for ordinary shares for the purpose of voting the ordinary shares directly will need to make arrangements to deliver their ADSs to Citibank, as depositary of the ADSs, for cancellation with sufficient time to allow for the completion of the delivery and, if applicable, the re-registration of the ordinary shares on our Company’s register of members in Hong Kong prior to the ordinary share record date, together with (a) delivery instructions for the corresponding ordinary shares (including, if applicable, the name and address of person(s) who will be the registered holder of such ordinary shares) and (b) payment of the ADS depositary fees associated with such ADS cancellation (US$0.05 per ADS to be cancelled) and any applicable taxes. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to present the ADSs for cancellation. Please be aware that there are no guarantees of timely delivery or re-registration of ordinary shares prior to the record date due to the time differences between U.S. Eastern Time and Shanghai and Hong Kong Time, as well as the time required for processing the ADS cancellations, the delivery of our ordinary shares and, if applicable, the re-registration of our ordinary shares on the Company’s register of members in Hong Kong.
What are “broker non-votes”?
A “broker non-vote” occurs when a U.S. brokerage firm, bank, or other financial institution holding shares for a beneficial owner of ordinary shares does not vote the shares on a proposal because the U.S. brokerage firm, bank, or other financial institution does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting of their shares. U.S. brokerage firms, banks, and other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a brokerage firm, bank, or other financial institution will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the ordinary resolutions to elect the director nominees as set forth in this Proxy Statement (Proposals 1-10) will be considered non-routine matters, and the ordinary resolution to ratify the appointment of KPMG LLP and KPMG, respectively, as the Company’s independent registered public accounting firms and auditors (Proposal 11), the ordinary resolution to authorize the Board of Directors to fix auditor compensation for 2023 (Proposal 12), the ordinary resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 13), and the ordinary resolutions with respect to a general mandate (Proposals 14 and 15) will be routine matters. Discretionary proxies exercised by U.S. brokerage firms, banks, or other financial institutions with respect to our ADSs will be processed by Citibank in accordance with the provisions of the deposit agreement.

Brokerage firms, banks or other financial institutions holding shares for a beneficial owner of our ordinary shares listed for trading on the Hong Kong Stock Exchange and held in Central Clearing and Settlement System (“CCASS”) in Hong Kong do not have discretionary authority to vote shares if specific instructions are not given by the beneficial owner of the ordinary shares. Accordingly, if your shares listed for trading on the Hong Kong Stock Exchange are held by a brokerage firm, bank or other financial institution on your behalf in CCASS in Hong Kong and you do not instruct the brokerage firm, bank or other financial institution as to how to vote your shares, your brokerage firm, bank or other financial institution will not be entitled to exercise discretion to vote your shares.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting. Consistent with the laws of the Cayman Islands, abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If you return a signed and dated proxy card or otherwise vote without marking voting selections, the proxy will exercise discretion on whether to vote and, if so, how. Our shareholders have no rights under the Cayman Islands Companies Act or under our Sixth Amended and Restated Memorandum and Articles of Association (“Current Articles”) to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.
Can I revoke or change my vote after I submit my proxy?
If you are the record holder of ordinary shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy through the Internet.
•You may send a timely written notice that you are revoking your proxy to Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Corporate Secretary.
•You may attend the Annual Meeting and vote electronically during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or Internet proxy is the one that is counted.
If you are the holder of record of ADSs, directly or through a broker, bank, or other nominee, you must follow the instructions provided by Citibank or such broker, bank, or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank or the broker, bank, or other nominee, as applicable, will be used to instruct Citibank how to vote your ADSs.
Will my shares be counted if I do not vote?
Your shares will not be voted at the Annual Meeting if you are the shareholder of record and you do not vote before the Annual Meeting by proxy card, or via the Internet, or during the Annual Meeting, in person or virtually via the Internet.
What if I return my proxy card but do not provide voting instructions?
Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. If you return a signed and dated proxy card or otherwise vote without marking voting selections, the proxy will exercise discretion on whether to vote and, if so, how.
What is the quorum requirement?
Pursuant to the Current Articles, the quorum required for a general meeting of shareholders consists of one or more shareholders holding not less than an aggregate of one-tenth of all voting share capital of the Company in issue who are present in person, virtually or by proxy and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote electronically or in person at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If there is no quorum, the holders of a majority of the shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How many votes are needed to approve each proposal?
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at a general meeting. Proposals 1-15 of this Proxy Statement are ordinary resolutions. If you “Abstain” from voting, it will have no effect on the outcome of the vote on these proposals because abstentions do not count as a vote cast. Broker non-votes will have no effect on the results of the vote on these proposals.
Who is paying the expenses of solicitation?
We are making this solicitation and will pay the cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors, and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. We will also pay proxy solicitation expenses for preparation, mailing, returning, and tabulating the proxies.
When are shareholder proposals and director nominations due for next year’s annual meeting?
The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Current Articles allow our shareholders holding in aggregate not less than one-tenth of the share capital of the Company and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case the Board of Directors may duly convene an extraordinary general meeting and submit the resolutions put forward to a vote at such meeting. As a Cayman Islands exempted company, we are not obligated by law to call annual general meetings, however, under the Current Articles, the Company shall hold an annual general meeting every year.
Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2024 annual general meeting of shareholders, shareholder proposals (including director nominations) must be received at our principal executive offices no later than December 30, 2023, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If we do not receive notice of the proposal or nomination at our principal executive offices prior to such date, such proposal or nomination will be considered untimely for purposes of Rule 14a-8. If a shareholder wishes to propose a person for election as a director of the Company (a “Candidate”) at our next annual general meeting, such shareholder must lodge a written notice at our principal place of business, with a copy forwarded to our registered office. The period for lodgment of such notice shall be a period commencing on the day after the dispatch of the notice of such meeting and ending on the earlier of (i) seven (7) days after the date of such notice or (ii) seven (7) days prior to the date of such meeting (or such other period, being not less than seven (7) days, commencing no earlier than the day of dispatch of the notice of such meeting and ending no later than seven (7) days prior to the date appointed for such meeting, as may be determined by the Board of Directors from time to time). Such written notice must include the background information on the Candidate required by Rule 13.51(2) of the HK Listing Rules. Any other shareholder proposal for the 2024 annual general meeting of shareholders which is submitted outside the processes of Exchange Act Rule 14a-8 (including a director nomination under Rule 13.70 of the HK Listing Rules) shall be considered untimely unless received by the Company in writing no later than March 14, 2024. If the date of the annual general meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC and announced in Hong Kong via the website of Hong Kong Exchange and Clearing Limited (www.hkexnews.hk). A copy of all notices of proposals by shareholders should be sent to Chief Legal Officer & Corporate Secretary, Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142. Additionally, any shareholder that intends to solicit proxies in support of a director nominee other than our Board’s nominees must also comply with Rule 14a-19 under the Exchange Act.
When will the Company announce the voting results?
Results of the Annual Meeting will be posted on the website of the Company (https://www.zailaboratory.com/) and on the website of the Hong Kong Stock Exchange (www.hkexnews.hk) during the pre-market session on the next business day following the conclusion of the Annual Meeting and on the website of the SEC (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the Annual Meeting.

MATTERS REQUIRING SHAREHOLDER ACTION
PROPOSALS 1-10
ELECTION OF DIRECTORS
Description of the Proposals
The Board of Directors currently has ten members, all of whom are up for re-election or election at the Annual Meeting in accordance with the Current Articles. The Board of Directors recommends shareholder approval of the re-election or election, as applicable, for each of these nominees. If elected at the Annual Meeting, each of these nominees would serve until the 2024 annual general meeting and until his or her successor has been duly elected and qualified or, if sooner, until the director’s death, resignation, or removal. For additional information on the Company’s corporate governance practices, including information on director elections and nominations, see Corporate Governance. For additional information on compensation for our non-employee directors, see Director Compensation. We will not enter into service contracts with our independent directors. For information on our employment agreement with our Chief Executive Officer, who also serves Chairperson of the Board of Directors, see CD&A - Employment Agreements.
Director Biographical Information
Set forth below is biographical information as of April 1, 2023 for our directors, which has been confirmed by each of them for inclusion in this Proxy Statement. We have provided their current Board and Committee roles as well as a summary of the experiences, qualifications, attributes, and skills that led the Board to conclude that each director should serve as a director in light of our business and structure. As discussed in Corporate Governance – Director Independence of Directors, the Board of Directors has determined that all of our director nominees, other than our Chief Executive Officer Dr. Du, are independent under the Nasdaq listing rules and HK Listing Rules. So far as the Board of Directors is aware, there is no other information which is disclosable pursuant to HK Listing Rule 13.51(2)(h) to (v) or other matters that need to be brought to the attention of the shareholders of the Company.
Samantha (Ying) Du, Ph.D.
Founder, Chairperson of the Board of Directors, and Chief Executive Officer

Age	Director Since	Board Committees	Other Public Company Boards
58	2014	Research and Development	None

Dr. Du is an experienced executive and entrepreneur with significant global leadership experience who brings to the Board a deep knowledge of the capital markets and the biotechnology, healthcare, and pharmaceutical industries as well as a considerable scientific background. In addition, as the Company’s Founder and Chief Executive Officer, Dr. Du provides valuable knowledge of the Company and its business.
Key Experience and Qualifications
•Founder, Chief Executive Officer, and Chairperson of the Board of Directors of Zai Lab (2014-Present)
•Healthcare Partner (2012-2014) and Venture Partner (2014-2017) at Sequoia Capital China, leading several major healthcare investments
•Co-Founder and Chief Executive Officer of Hutchison MediPharma and Co-Founder and Chief Scientific Officer of Hutchison China MediTech (2001-2011)
•Began her research career at Pfizer Inc. in the United States, where she led the global metabolic licensing program and was involved in the development of multiple early and late-stage products (1994-2001)
•Ph.D. in Biochemistry from the University of Cincinnati and a B.S. in Molecular Biology from Jilin University, China

John David Diekman, Ph.D.
Lead Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
80	2017	Audit Compensation Nominating and Corporate Governance	None

Dr. Diekman is an experienced executive who brings to the Board extensive business, management, policy, and capital markets experience as well as deep expertise in the life sciences and venture capital industries, including in the area of oncology.
Key Experience and Qualifications
•Founder and Managing Partner of 5AM Ventures (2002-Present)
•Chairman of the Board of Directors of IDEAYA Biosciences, Inc. (NASDAQ) (2015-June 2020)
•Chairman of The Scripps Research Institute and on the Advisory Board of the Schaeffer Center for Health Policy and Economics at the University of Southern California (2014-March 2021), Charter Trustee of Princeton University (2008-June 2019), and Trustee of The California Institute of Technology (2004-2008)
•Ph.D. in Chemistry from Stanford University and an A.B. in Organic Chemistry from Princeton University
Kai-Xian Chen, Ph.D.
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
77	2018	Research and Development	Innovent Biologics, Inc. (HKSE) InnoCare Pharma Limited (HKSE) Jiangsu Kanion Pharmaceutical Co., Ltd. (SSE)

Professor Chen brings to the Board an extensive and distinguished scientific and academic background and considerable service as a member of several prestigious Chinese institutional and research organizations and as a member of the board of directors for various biopharmaceutical companies.
Key Experience and Qualifications
•Member of the Chief Specialists Board and Deputy Chief Technical Officer of the major science and technology projects “innovative drugs and modernization of traditional Chinese medicine” and “Innovative Drug Research & Development,” where he participated in the organization and promotion of new drug research and development for China’s 10th -13th Five Year Plans (2001-Present)
•Member of the Board of Directors of InnoCare Pharma Limited (March 2020-Present)
•Member of the Board of Directors of Jiangsu Kanion Pharmaceutical Co., Ltd. (December 2019-Present)
•Member of the Board of Directors of Innovent Biologics, Inc. (October 2018-Present)
•Professor at the Shanghai Institute of Materia Medica (“SIMM”) Chinese Academy of Sciences (1990-Present) and Shanghai University of Traditional Chinese Medicine (2004-Present)
•Elected member of the Chinese Academy of Sciences since 1999
•Member of the National Committee of the Chinese People’s Political Consultative Conference (2007-2017)
•President of the Shanghai Association for Science and Technology (2011-2018)
•President of Shanghai University of Traditional Chinese Medicine (2005-2014)
•Various roles at SIMM Chinese Academy of Sciences, in addition to serving as Professor, including Director (1996-2004) and Deputy Director (1993-1996)
•Principal Scientist for two National Basic Research Programs by the MOST (1998-2009)
•Postdoctoral research at Institut de Biologie Physico-Chimique in Paris, Ph.D. and Master of Science from the SIMM, Chinese Academy of Sciences, and B.S. in Radiochemistry from Fudan University

Richard Brian Gaynor, M.D.
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
73	2021	Research and Development, Chair	Infinity Pharmaceuticals, Inc. (NASDAQ) Alkermes plc (NASDAQ)

Dr. Gaynor brings to the Board significant experience as a senior business executive in the biopharmaceutical industry, deep experience as an oncologist, and expertise in research and development.
Key Experience and Qualifications
•President and Chief of Research and Development at BioNTech US Inc. (formerly Neon Therapeutics, Inc.) (May 2020-Present), after serving in this role at Neon Therapeutics from November 2016 to May 2020
•Member of the Board of Directors of Infinity Pharmaceuticals, Inc. (March 2020-Present)
•Member of the Board of Directors of Alkermes plc (September 2019-Present)
•Various senior clinical development and medical affairs roles at Eli Lilly and Company (2002-2016), including Senior Vice President of Clinical Development and Medical Affairs
•Professor at the UCLA School of Medicine (1982-1991) and service on the faculty at the University of Texas Southwestern Medical School (1991-2002), including as the Chief of Hematology-Oncology and Director of the Simmons Cancer Center
•Author of nearly 150 publications and participant on numerous advisory boards and committees, including currently serving as a Director for the Damon Runyon Cancer Research Foundation and on several committees for the American Association of Cancer Research and other cancer organizations
•M.D. from the University of Texas Southwestern Medical School, where he served a residency in internal medicine; fellowship training in hematology-oncology at the UCLA School of Medicine
Nisa Bernice Wing-Yu Leung
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
52	2014	None	CanSino Biologics Inc. (HKSE, SSE) Hong Kong Exchanges and Clearing Limited (HKSE)

Ms. Leung brings to the Board significant venture capital experience in the healthcare industry, particularly in China, as well as extensive corporate governance experience through her service on the boards of companies listed on the Shanghai Stock Exchange and Hong Kong Stock Exchange.
Key Experience and Qualifications
•Managing Partner at Qiming Venture Partners, where she leads healthcare investments (2006-Present)
•Member of the Board of Directors of Hong Kong Exchanges and Clearing Limited (June 2021-Present)
•Member of the Board of Directors of CanSino Biologics Inc. (2015-Present)
•Member of the Board of Directors of New Horizon Health Limited (HKSE) (2017-October 2022)
•Member of the Board of Directors of Venus Medtech (Hangzhou) Inc. (HKSE) (2013-January 2023)
•Member of the Board of Directors of Gan & Lee (SSE) (2009-March 2021)
•Member of Stanford Graduate School of Business Advisory Council (August 2019-Present)
•MBA from Stanford Graduate School of Business, B.S. in Hotel Administration from Cornell University

William David Lis
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
58	2018	Commercial Nominating and Corporate Governance Research and Development	Jasper Therapeutics, Inc. (NASDAQ)

Mr. Lis brings to the Board over 30 years of experience in the biopharmaceutical industry at the executive and board level, including considerable leadership and business, financial, and product development expertise.
Key Experience and Qualifications
•Various board and executive positions at Jasper Therapeutics, Inc., including Chairperson of the Board of Directors (March 2022-Present) and Chief Executive Officer and Executive Chairman of the Board (November 2019-March 2022)
•Member of the Board of Directors of Eidos Therapeutics, Inc. (NASDAQ) (December 2018-its acquisition by Bridge Bio Pharma, Inc. in January 2021)
•Various executive and board positions at Portola Pharmaceuticals, Inc. (later acquired by Alexion Pharmaceuticals, Inc. in 2020), including Chief Executive Officer and Member of the Board of Directors (December 2009-August 2018), Chief Operating Officer (2009), and Chief Business Officer (2008-2009)
•Various executive positions at Scios, Inc. (a Johnson & Johnson company) (2003-2008), including Senior Vice President of New Product Development and Business Development
•Various roles of increasing responsibility at Millennium Pharmaceuticals, Inc. (previously COR Therapeutics, Inc.) in sales, marketing, medical affairs, and business development (1998-2003)
•Member of the Biotechnology Innovation Organization (“BIO”) Emerging Companies Section (“ECS”) (2015-2016)
•B.S. from the University of Maryland
Scott William Morrison
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
65	2021	Audit, Chair and Audit Committee Financial Expert	Corvus Pharmaceuticals, Inc. (NASDAQ) IDEAYA Biosciences Inc. (NASDAQ) Tarsus Pharmaceuticals, Inc. (NASDAQ) Vera Therapeutics, Inc. (NASDAQ)

Mr. Morrison brings to the Board financial expertise obtained from his extensive business, accounting, and financial background obtained from his over 35 years of experience serving public and private companies in the life sciences industry until his retirement in 2015 as well as his significant board and audit committee experience.
Key Experience and Qualifications
•Partner with Ernst & Young LLP (1996-2015), serving as U.S. Life Sciences Leader from 2002 to 2015
•Member of the Board of Directors, Chairperson of the Audit Committee, and Member of the Compensation Committee of Corvus Pharmaceuticals, Inc. (2015-Present)
•Member of the Board of Directors, Chair of the Audit Committee, Chair of the Transaction and Financing Committee, and Member of the Compensation Committee and Commercial Committee of Global Blood Therapeutics, Inc. (2016-its acquisition by Pfizer Inc. in October 2022)
•Member of the Board of Directors, Chair of the Audit Committee, and Member of the Nominating and Corporate Governance Committee of IDEAYA Biosciences Inc. (July 2018-Present)

•Member of the Board of Directors and Chair of the Audit Committee of Vera Therapeutics, Inc. (April 2020-Present)
•Member of the Board of Directors, Chair of the Audit Committee, and Member of the Commercial Committee of Tarsus Pharmaceuticals, Inc. (October 2022-Present)
•Member of the Board of Directors and Chairman of the Audit Committee of Audentes Therapeutics, Inc. (NASDAQ) (2016-its sale to Astellas in January 2020)
•Has served as a director on several life sciences industry boards, including BIO ECS (2002-2006), the Bay Area Biosciences Board (now California Life Sciences) (1989-2012), the Biotechnology Institute (1998-2012), and the Life Sciences Foundation (2014-its merger with the Chemical Heritage Foundation in 2015)
•Awarded the CLS Pantheon 2016 Life Sciences Leadership Award
•B.S. in Business Administration from the Haas School at University of California, Berkeley and Certified Public Accountant (inactive)
Leon Oliver Moulder, Jr.
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
65	2020	Nominating and Corporate Governance, Chair Commercial Compensation	Trevena, Inc. (NASDAQ)

Mr. Moulder brings to the Board significant operational and senior management experience in the biopharmaceutical industry as well as extensive experience as a director on public and private boards in the industry.
Key Experience and Qualifications
•Founder and Managing Member of Tellus BioVentures, LLC, a life sciences investment fund (March 2019-Present)
•Member of the Board of Directors of Trevena, Inc. (2011-Present), serving as Chairman since 2013
•Member of the Board of Directors of the Helsinn Group (January 2020-Present)
•Co-Founder, Chief Executive Officer, and Member of the Board Directors of Tesaro, Inc. (NASDAQ) (May 2010-its acquisition by GSK plc in January 2019)
•President, Chief Executive Officer, and Vice Chairman of the Board of Directors of Abraxis BioScience, Inc. (NASDAQ) (2009- 2010)
•Vice Chairman of the Board of Directors of Eisai Corporation of North America, a research-based pharmaceutical company and wholly owned subsidiary of Eisai Co., Ltd. (2008-2009)
•President, Chief Executive Officer, and Member of the Board of Directors of MGI PHARMA, Inc. (2003-its acquisition by Eisai Corporation of North America in 2008), after serving as President and Chief Operating Officer (2002-2003) and Executive Vice President (1999-2002)
•Temple University Trustee (January 2013-Present), Council Member for the University of Chicago Booth School of Business and the Polsky Center for Entrepreneurship and Innovation (June 2016-Present), and Board Member of the Fox Chase Cancer Center (March 2013-Present)
•MBA from The University of Chicago Booth School of Business and B.S. in Pharmacy from Temple University

Michel Pericles Vounatsos
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
61	2023	Commercial, Chair Research and Development	PerkinElmer, Inc. (NYSE)

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Vounatsos to the Board, effective January 7, 2023. Mr. Vounatsos was recommended to the Nominating and Corporate Governance Committee by our Chairperson and Chief Executive Officer and our Chief Legal Officer in light of his experience, our corporate priorities, and the needs of the Board of Directors. We entered into an agreement with Mr. Vounatsos, noting that his appointment as a director would continue until the Annual Meeting and he would receive compensation in accordance with our non-employee director compensation policy.
Mr. Vounatsos brings to the Board extensive global leadership and management experience in the biopharmaceutical industry, including more than 25 years of service at leading companies. His expertise includes significant commercial experience in China and worldwide in the areas of primary care and neuroscience.
Key Experience and Qualifications
•Chief Executive Officer and Member of the Board of Directors of Biogen Inc. (NASDAQ) (January 2017-November 2022), after serving as Executive Vice President and Chief Commercial Officer (2016)
•Member of the Board of Directors and Audit Committee of PerkinElmer, Inc. (March 2020-Present) and Chair of the Nominating and Corporate Governance Committee (October 2022-Present)
•Various roles of increasing responsibility at Merck & Co. (1996-2016), including President, Primary Care & Merck Customer Centricity (2014-2016), President, Merck Customer Centricity (2012-2014), President of MSD China (2008-2012), and other leadership positions across Europe (1996-2008)
•Member of the Advisory Board of Tsinghua University School of Pharmaceutical Sciences in Beijing, China (December 2020-Present) and Chairman of the Supervisory Board of Liryc, the Electrophysiology and Heart Modeling Institute at the University of Bordeaux (May 2019-Present)
•MBA from HEC School of Management in Paris, France and Certificate of Clinical and Therapeutic Synthesis in Medicine from Université Victor Segalen, Bourdeaux II, France
Peter Karl Wirth
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
72	2017	Compensation, Chair Audit	Syros Pharmaceuticals, Inc. (NASDAQ)
Mr. Wirth brings to the Board expertise in corporate governance and significant experience in corporate strategy, product development, business development, and the legal issues relating to the operation of a global biopharmaceutical company.
Key Experience and Qualifications
•Venture Partner at Quan Capital Management, LLC, a global venture capital firm (August 2018-Present)
•Chairman of the Board of Directors at Syros Pharmaceuticals, Inc. (2017-Present)
•Chairman of the Board of Directors of FORMA Therapeutics Holdings, Inc. (NASDAQ) (2012-its acquisition by Novo Nordisk A/S in October 2022)
•Co-Founder, President, and Member of the Board of Directors of Lysosomal Therapeutics, Inc. (2011-2014)

•Various senior executive roles at Genzyme Corporation (1996-its acquisition by Sanofi-Aventis SA in 2011), most recently as Executive Vice President, Legal and Corporate Development, Chief Risk Officer, and Corporate Secretary
•Partner at Palmer & Dodge LLP, where he was head of the firm’s biotechnology practice group and served as outside general counsel for Genzyme and a number of other biotechnology companies (1975-1996)
•J.D. from Harvard Law School and B.A. in Political Science from the University of Wisconsin at Madison
Vote Required
Each director nominated for election will be elected if a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy vote in favor of such director. Broker non-votes and abstentions with respect to one or more directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 11
APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
Description of the Proposal
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firms and auditors retained to audit our consolidated financial statements, subject to shareholder approval in accordance with the HK Listing Rules. The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm in the United States, and KPMG, a public interest entity auditor registered in accordance with the Accounting and Financial Reporting Council Ordinance in Hong Kong, as our independent registered public accounting firms and auditors for the fiscal year ending December 31, 2023. KPMG LLP has been the Company’s independent registered public accounting firm and auditor since 2022.
Upon the recommendation of the Audit Committee, the Board of Directors recommends shareholder approval of the appointment of KPMG LLP and KPMG as our independent registered public accounting firms and auditors for the fiscal year ending December 31, 2023. The Board of Directors continues to believe that the appointment of KPMG LLP and KPMG to serve as our independent registered public accounting firms and auditors is in the best interest of the Company and its shareholders. KPMG LLP will be responsible for auditing our consolidated financial statements for the year ending December 31, 2023 filed with the SEC and the effectiveness of our internal control over financial reporting as of December 31, 2023 in accordance with the Exchange Act, and KPMG will be responsible for auditing our consolidated financial statements for the year ending December 31, 2023 filed in the Annual Report prepared in accordance with the HK Listing Rules.
If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment of KPMG LLP and KPMG. If approved in accordance with Hong Kong Stock Exchange requirements and the HK Listing Rules, KPMG LLP and KPMG will serve as the Company’s independent auditors until the next annual general meeting, unless removed or subsequently changed by shareholders at a general meeting.
We expect a representative from each of KPMG LLP and KPMG to be available at the Annual Meeting to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Vote Required
Approval of Proposal 11 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to this proposal will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. We expect that there will be no broker non-votes on this proposal due to the discretionary authority granted to brokerage firms, banks, and other financial institutions.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE APPOINTMENT OF KPMG LLP AND KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND AUDITORS TO AUDIT OUR CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023 TO BE FILED WITH THE SEC AND HONG KONG STOCK EXCHANGE, RESPECTIVELY.

PROPOSAL 12
APPROVAL OF BOARD AUTHORITY TO FIX AUDITOR COMPENSATION FOR 2023

Description of the Proposal

The Board of Directors recommends shareholder approval of Board authority to fix auditor compensation for 2023 in accordance with the HK Listing Rules. The Board of Directors notes, in this regard, that the annual amount of auditor compensation cannot fully be determined at the beginning of the year. This is because an auditor’s compensation for any given year may vary, such as due to the scope and extent of the audit work undertaken during that year. As a result, the Board of Directors requests shareholder approval to delegate the authority to the Board of Directors to fix auditor compensation for the year ending December 31, 2023.
If approved in accordance with the HK Listing Rules, the Board of Directors may delegate such responsibility to the Audit Committee. Auditor compensation will be approved in accordance with the policies and procedures described in Pre-Approval Policies below.
Vote Required
Approval of Proposal 12 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to this proposal will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of either vote. We expect that there will be no broker non-votes on this proposal due to the discretionary authority granted to brokerage firms, banks, and other financial institutions.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF BOARD AUTHORITY TO FIX AUDITOR COMPENSATION FOR 2023.

PROPOSAL 13
NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Description of the Proposal
Consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our shareholders with an opportunity to indicate whether they support our named executive officer compensation as described in detail in Compensation Discussion and Analysis (“CD&A”) and Executive Compensation Tables. This non-binding advisory vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the CD&A, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular disclosures. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.
As discussed in detail in the CD&A, our executive compensation guiding principles and structure are designed to attract and retain strong leaders who perform at high levels and succeed in a demanding business environment.
Specifically, our executive compensation program in 2022 was:
•Mission Focused and Business Driven. Our executive compensation program focused on whether each named executive officer achieved his or her performance goals which support the annual and long-term objectives of our business which include the discovery, development, and commercialization of meaningful and innovative products to address unmet medical needs. Our objective is to provide an executive compensation program that contributes to building and sustaining a foundation for long-term success.
•Market Competitive. While we do not benchmark our compensation, or its components, to a specific market percentile of compensation, we consider the executive compensation programs of a peer group of biotechnology and pharmaceutical companies that we believe are representative of the companies we primarily compete with for talent in the geographies where we do business. Broader market data, as further described below, is also considered to provide additional context for our executive compensation decisions. Peer group and market practices are among the many factors we take into account in developing an executive compensation program that we believe is effective in enabling us to recruit, retain, and motivate our leadership team to achieve our business objectives and enhance shareholder value.
•Performance Focused. We believe strongly in pay-for-performance and endeavor to provide our named executive officers with higher levels of compensation when our business goals and their personal performance objectives are met or exceeded and would correspondingly reduce compensation when performance does not meet our expectations and goals. Each performance factor is weighted separately in determining whether target bonuses have been achieved.
•Aligned with Shareholders. We believe every employee contributes to our success and, as such, every employee has a vested interest in our success. For members of our executive team, including our named executive officers, who set and lead our future strategic direction, a significant portion of their total pay opportunities are equity-based to promote alignment between the interests of our executive officers and our shareholders.
•Flexible. We are committed to providing flexible benefits designed to allow our diverse global workforce to have rewarding opportunities that meet their varied needs so that they are inspired to perform their very best on behalf of patients and shareholders.

The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment; the challenge of recruiting, motivating, and retaining executives in an industry that generally has longer business cycles than other commercial industries; significant risks associated with success in our industry; and evolving compensation governance and best practices. In evaluating these considerations, the Compensation Committee strives to act in the long-term best interests of the Company and our shareholders and believes that our executive compensation program is strongly aligned with the long-term interests of our shareholders. In determining whether to approve this proposal, the Compensation Committee believes that shareholders should consider the following with respect to 2022 compensation determinations and governance:
•Independent Compensation Committee. To promote strong oversight of executive compensation programs and decisions, the Compensation Committee consists solely of independent directors. The Compensation Committee is responsible, among other things, for approving executive compensation for executive officers other than the CEO and for recommending the compensation of the CEO to the Board of Directors for approval.
•No personal benefits. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits.
•No tax gross-ups on compensation. None of our executive officers receive tax related gross-ups on any element of compensation.
•No benefits during retirement. We do not offer any pension plans or health benefits to our executive officers during retirement.
We actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We are focused on providing competitive compensation to our executive officers that incentivizes high levels of performance while providing the Company with tools to attract and retain the best talent.
Vote Required
Advisory approval of Proposal 13 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 13 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. The say-on-pay vote is advisory and therefore not binding on the Board of Directors, the Compensation Committee, or the Company. However, the Board of Directors and the Compensation Committee value the opinion of our shareholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSALS 14-15
GENERAL MANDATE TO ISSUE SHARES
Description of Proposal 14
In order to give the Company the flexibility to allot and issue ordinary shares and/or ADSs if and when appropriate and in accordance with Rule 13.36 of the HK Listing Rules, the Board of Directors recommends shareholder approval of a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs (the “General Mandate”) of up to 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution (equal to a total of 195,817,486 ordinary shares as of April 22, 2023 on the basis that no further ordinary shares are issued or repurchased before the Annual Meeting) (the “total number of issued ordinary shares”). If approved in accordance with Hong Kong Stock Exchange requirements and HK Listing Rules, the General Mandate shall remain in force until the next annual general meeting, unless revised or revoked by shareholders at a general meeting.
The Board of Directors has determined that a General Mandate of up to 20% of the total number of issued ordinary shares is most appropriate for the Company and recommends that you vote for a General Mandate of up to 20%. A General Mandate of up to 20% is customary for companies listed on the Hong Kong Stock Exchange. In addition, a General Mandate of up to 20% is important to our continued efforts to pursue our corporate strategic goals and would provide the Company with flexibility to issue shares as it thinks appropriate. The Board of Directors may consider using the shares available for issuance under a General Mandate for various corporate purposes, including but not limited to, financing, strategic transactions such as licensing and collaboration arrangements, joint ventures, business combinations, or other business development arrangements, and other general corporate transactions.
Vote Required
Approval of Proposal 14 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 14 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF A GENERAL MANDATE TO ISSUE UP TO 20% OF THE TOTAL NUMBER OF ISSUED ORDINARY SHARES OF THE COMPANY.
If Proposal 14 is approved, the Board of Directors will be granted a General Mandate of up to 20% of the total number of issued ordinary shares of the Company. If Proposal 14 is not approved, then Proposal 15 will become applicable. For the avoidance of doubt, Proposal 15 will become applicable, if any only if Proposal 14 is not approved and Proposal 15 is approved.
Description of Proposal 15
In the alternative, the Board of Director recommends shareholder approval of a General Mandate of up to 10% of the total number of issued ordinary shares. Such an alternative General Mandate would similarly be approved in accordance with Hong Kong Stock Exchange requirements and HK Listing Rules and would remain in force until the next annual general meeting, unless revised or revoked by shareholders in a general meeting.
Although the Board of Directors believes a General Mandate of up to 20% of the total number of issued ordinary shares is most appropriate for the Company, as noted in the description of Proposal 14 above, the Board recommends that you vote for a General Mandate of up to 10% as an alternative to provide the Company with such level of flexibility to issue shares as it deems appropriate.

Vote Required
Approval of Proposals 14-15 require the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to these proposals will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
IN THE CASE WHERE PROPOSAL 14 IS NOT APPROVED BY THE SHAREHOLDERS, AS AN ALTERNATIVE TO A GENERAL MANDATE OF UP TO 20% RECOMMENDED IN PROPOSAL 14, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF A GENERAL MANDATE TO ISSUE UP TO 10% OF THE TOTAL NUMBER OF ISSUED ORDINARY SHARES OF THE COMPANY.
If Proposals 14 and 15 are both voted “FOR” by a majority of shareholders, Proposal 15 will not be applicable and only Proposal 14 will be approved, and the Board of Directors will be granted a General Mandate of up to 20% of the total number of issued ordinary shares of the Company. If Proposal 14 is not approved, but Proposal 15 is approved, the Board of Directors will be granted a General Mandate of up to 10% of the total number of issued ordinary shares of the Company.

TRANSACTION OF OTHER BUSINESS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting as of the date of this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the person(s) named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information known to us regarding beneficial ownership of our share capital as of April 17, 2023 by:
•each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
Beneficial ownership as set forth below is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, except as otherwise provided. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.
The beneficial ownership percentages in the table below are based on 979,087,430 ordinary shares, equivalent to 97,908,743 ADSs, outstanding as of April 17, 2023. Any options to purchase ordinary shares that are exercisable and RSUs that will vest within 60 days of April 17, 2023 are deemed to be beneficially owned by the persons holding these options for the purpose of computing the percentage ownership of such persons, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Name of Beneficial Owner (1)	No. of ADSs (2)	Percent (3)
Directors and Named Executive Officers:
Samantha (Ying) Du (4)	4,180,125	4.14%
Kai-Xian Chen	28,372	*
John Diekman	48,782	*
Richard Gaynor	8,912	*
Nisa Leung	—	*
William Lis	23,330	*
Scott Morrison	7,345	*
Leon O. Moulder, Jr.	21,615	*
Michel Vounatsos	—	*
Peter Wirth	342,763	*
Rafael Amado	—	*
Billy Cho (5)	461,389	*
Harald Reinhart (6)	170,446	*
Joshua Smiley	—	*
Alan Bart Sandler	4,618	*
All Directors and Executive Officers as a Group	5,297,697	5.23%

Beneficial Owners of 5% or More of our Ordinary Shares (10):
Fidelity Management & Research Company LLC (7)	9,191,719.5	9.39%
Invesco Advisers (8)	8,231,036	8.41%
QM11 Limited (9)	7,922,932	8.09%
(1)The business address of all directors and officers is 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142.
(2)One ADS of the Company represents ten ordinary shares.
(3)Beneficial ownership representing less than 1% is denoted with an asterisk (*).
(4)Includes 2,946,925 ADSs issuable upon exercise of vested options, options exercisable and RSUs eligible to vest within 60 days of April 17, 2023. Also includes 230,499 ADSs held by certain holders of ordinary shares, including the Company’s management and their affiliates, for which Dr. Du does not have any pecuniary interest but for which she may be deemed beneficial owner as these holders have granted Dr. Du the right to vote their shares.
(5)Includes 407,642 ADSs issuable upon exercise of vested options, options exercisable and RSUs eligible to vest within 60 days of April 17, 2023.
(6)Comprises 148,199 ADSs issuable upon exercise of vested options, options exercisable and RSUs eligible to vest within 60 days of April 17, 2023.
(7)Based on information provided in a Schedule 13G/A filed by FMR LLC on February 9, 2023. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.
(8)Based on information provided in a Schedule 13G/A filed by Invesco Ltd. on February 13, 2023. Invesco Ltd., in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own 8,231,036 ADSs which are held of record by clients of Invesco Ltd. The address for Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.
(9)Based on information provided in a Schedule 13G/A filed by Qiming Corporate GP IV, Ltd. on February 14, 2023. Qiming Corporate GP IV, Ltd. is the general partner of Qiming Managing Directors Fund IV, L.P. and Qiming GP IV, L.P. Qiming Managing Directors Fund IV, L.P. holds approximately 3.06% of the equity interest of QM11 Limited. Qiming GP IV, L.P. is the general partner of Qiming Venture Partners IV, L.P., which holds approximately 96.94% of the equity interest of QM11 Limited. Qiming Managing Directors Fund IV, L.P. holds approximately 3.06% of the equity interest of QM11 Limited. Qiming GP IV, L.P. is the general partner of Qiming Venture Partners IV, L.P., which owns approximately 96.94% of the equity interest of QM11 Limited. Qiming Venture Partners IV, L.P. holds approximately 96.94% of the equity interest of QM11 Limited. The address for QM 11 Limited is Units 4205-06, 42nd Floor, Gloucester Tower, the Landmark, 15 Queen’s Road Central, Hong Kong.
(10)The beneficial ownership percentages are calculated based upon an aggregate of 979,087,430 ordinary shares, equivalent to 97,908,743 ADSs, outstanding as of April 17, 2023.
The beneficial ownership rules of the SEC differ from those of the Hong Kong Securities and Futures Ordinance (“SFO”) and the HK Listing Rules. As of April 17, 2023, the interests of our directors in our ordinary shares within the meaning of Part XV of the SFO were as follows: Dr. Du 54,257,490; Professor Chen 310,160; Dr. Diekman 487,820; Dr. Gaynor 89,120; Mr. Lis 233,300; Mr. Morrison 73,450; Mr. Moulder 216,150; Mr. Vounatsos 183,320; and Mr. Wirth 3,427,630. We note that we report ownership interest in accordance with Hong Kong requirements in ordinary shares and that one of our ADSs represent 10 ordinary shares.

Equity Compensation Plan Information
The following table contains information about securities authorized for issuance under our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders (1)	124,615,310	$3.05	(2)	89,954,053	(3)
Equity compensation plans not approved by security holders (4)	—	$—		—
Total	124,615,310	$3.05		89,954,053
(1)Equity compensation plans approved by security holders include the 2015 Plan, 2017 Plan, and 2022 Plan.
(2)The weighted-average exercise price is calculated based solely on the exercise price of outstanding options and does not take into account outstanding restricted stock units, which have no exercise price.
(3)Represents the number of shares reversed and available for future issuance under the 2022 Plan.
(4)The Company does not have any equity compensation plans not approved by security holders.

CORPORATE GOVERNANCE
Composition of the Board of Directors
The following table sets forth the name, age, and position of each of our directors as of April 1, 2023:

Name	Age	Position(s)	Director Since
Samantha (Ying) Du	58	Founder, Chief Executive Officer, and Chairperson of the Board of Directors	2014
John D. Diekman	80	Lead Independent Director	2017
Kai-Xian Chen	77	Director	2018
Richard Gaynor	73	Director	2021
Nisa Leung	52	Director	2014
William Lis	58	Director	2018
Leon O. Moulder Jr.	65	Director	2020
Scott Morrison	65	Director	2021
Michel Vounatsos	61	Director	2023
Peter Wirth	72	Director	2017
For additional biographical information for our directors, see Matters Requiring Shareholder Action – Proposals 1-10 – Election of Directors – Director Biographical Information.
Election of Directors
The Board of Directors currently consists of ten members. The Current Articles provide that unless otherwise determined by the Company in a general meeting, the number of directors shall be not less than one or more than ten. We are not subject to any contractual obligations regarding the election of our directors. Our Nominating and Corporate Governance Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, as further set forth below under “Director Nominations.”
The laws of the Cayman Islands do not require an annual election of directors, and the Current Articles provide that each Director shall be elected annually for terms expiring at the next annual general meeting of the Company, at which he or she may be eligible for re-election or until the earlier of their resignation or removal.
The Current Articles provide that (1) the shareholders requisitioning a general meeting of shareholders may put forward resolutions to appoint or remove directors (with or without cause), and (2) at that meeting so convened, the shareholders of the issued shares as of the applicable record date may by ordinary resolution approve the removal of directors. Shareholders holding in aggregate not less than one-tenth of the voting rights of issued shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders in accordance with the Current Articles. Additionally, the Current Articles provide that any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by ordinary resolution or by vote of a simple majority of our directors then in office.
Director Nominations
The Board of Directors is responsible for nominating and recommending director candidates to the Company’s shareholders for election at the annual general meeting or for appointing directors to the Board to fill a vacancy or as an addition to the existing Board between annual general meetings. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to identify, evaluate, and recommend director candidates to the Board of Directors for their consideration, as deemed appropriate. From time to time, the Nominating and Corporate Governance Committee utilizes third-party search firms to identify director candidates.

The Board of Directors has adopted Corporate Governance Guidelines that include, among other things, the criteria that the Board of Directors may consider in evaluating the suitability of director candidates. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing, on an annual basis, the qualification criteria for the Board of Directors as a whole and its individual members and recommending any changes to the Board of Directors for approval. In identifying director candidates, the Board of Directors and the Nominating and Corporate Governance Committee may consider any factors that they deem appropriate in the context of the needs of the Board of Directors and the overall diversity and composition of the Board of Directors. Such factors may include, but are not limited to, the candidate’s qualifications, skills, expertise, experience, integrity, independence (including any actual or perceived conflicts of interest), and time availability in light of other commitments. Diversity may be considered across multiple dimensions, including diversity in experiences, perspective, and skills as well as diversity with respect to other background characteristics such as gender, age, culture, ethnicity, and nationality. Overall, the Board of Directors and Nominating and Corporate Governance Committee will be guided to select and recommend director candidates that they determine are best suited to meet the needs of the Board of Directors and further the interests of our shareholders through their established record of professional accomplishment, ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and relevant expertise.
Director Nominations by Shareholders
Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information within the time frame set forth for shareholder proposals and in accordance with our Articles of Association to Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Chief Legal Officer & Corporate Secretary: (a) the name and address of record of the shareholder; (b) a representation that the shareholder is a record holder of our securities or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (c) the candidate’s name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the past five years; (d) a description of the qualifications and background of the candidate that addresses the criteria for board membership approved by the Board of Directors; (e) a description of all arrangements or understandings between the shareholder and the candidate; (f) the consent of the candidate (1) to be named in the proxy statement for our next general meeting and (2) to serve as a director, if elected at that meeting; and (g) and any other information regarding the candidate that is required to be included in a proxy statement filed pursuant to SEC rules and HK Listing Rules. The Nominating and Corporate Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.
Board Diversity
In accordance with Nasdaq Rule 5606, the below chart provides information on each of our director’s voluntary, self-identified characteristics.

Board Diversity Matrix (as of April 1, 2023)
Board Size:
Total Number of Directors	10
	Female	Male
Gender Identity
Directors	2	8
Demographic Background
Asian	2	1
White	0	6
Did not disclose demographic background	0	1

Our Corporate Governance Practices
We seek to implement and follow corporate governance practices in line with best practices in our industry. The Board of Directors has adopted Corporate Governance Guidelines, which are available on our website at https://ir.zailaboratory.com/corporate-governance/highlights. The Board of Directors periodically reviews and updates these Guidelines, as deemed appropriate, such as in consideration of evolving legal and regulatory requirements and corporate governance best practices.
Our corporate governance practices include the following:
•Each of our directors is independent, except for the Chairperson who also serves as our CEO;
•Since July 2022, the Board of Directors has had a lead independent director to, among other things, lead meetings of the Board when the Chairperson is not present, serve as liaison between the Chairperson and independent directors, and preside over executive sessions of our independent directors;
•Our directors are elected annually;
•The Audit, Nominating and Corporate Governance, Compensation, and Commercial Committees are comprised solely of independent directors;
•Each of the Board Committees operates pursuant to a written charter that has been approved by the Board of Directors and is available on our website;
•Independent directors meet regularly without management;
•The Company provides new directors with a director orientation program to help familiarize them with our business, policies, and procedures and makes available to directors continuing education programs;
•The Board and Committees are provided access to senior management as well as independent advisors as necessary to perform their duties and, for Committees, in accordance with their respective charters;
•The Board of Directors and Board Committees conduct an annual self-evaluation; and
•The Board periodically reviews the Company’s succession planning.
Independence of Directors
The Board of Directors has determined that all members of the Board of Directors, except Samantha (Ying) Du, are independent, as determined in accordance with Nasdaq requirements and the HK Listing Rules. In making this independence determination, the Board of Directors considered the relationships that each such director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each director. In considering the independence of the directors listed above, the Board of Directors considered the association of our directors with the holders of more than 5% of our share capital. We expect that the composition and functioning of the Board of Directors and each of our committees will continue to comply with applicable SEC rules and regulations, HK Listing Rules, and Nasdaq and Hong Kong Stock Exchange requirements. There are no family relationships among any of our directors or executive officers or senior management.
Board Meetings
The Board of Directors held five meetings in 2022. The independent directors ordinarily hold executive sessions at regularly scheduled meetings of the Board of Directors. Each of our other directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Directors and director nominees are encouraged to attend the annual general meeting of shareholders, barring significant commitments or special circumstances. Seven of nine directors then in office attended the 2022 annual meeting.

Committees of the Board
The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Research and Development Committee, and the Commercial Committee. The Company’s CEO and Chairperson participates as a member of the Research and Development Committee. Otherwise, all of the standing committees are comprised solely of independent directors. These committees perform important functions on behalf of the Board of Directors and meet regularly. All of our committees operate in accordance with written charters, which were approved by the Board of Directors and are available on our website at https://ir.zailaboratory.com/corporate-governance/highlights.
The membership of each committee as of April 1, 2023, a brief description of their primary responsibilities, and the number of meetings held in 2022 are included below.
Audit Committee
Scott Morrison, John Diekman, and Peter Wirth currently serve on the Audit Committee, which is chaired by Scott Morrison. The Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in SEC and Nasdaq rules and the HK Listing Rules. The Board of Directors has evaluated the background of Scott Morrison and, upon so doing, designated him as an “audit committee financial expert,” as defined in SEC rules. The Board of Directors has also determined that Mr. Morrison has the relevant accounting qualification as required under the HK Listing Rules. The Audit Committee’s responsibilities include:
•Overseeing the integrity of our consolidated financial statements;
•Overseeing our compliance with legal and regulatory requirements;
•Overseeing the qualifications, independence, and performance of our independent auditor;
•Overseeing the performance of the Company’s internal audit function, including reviewing the internal audit department’s responsibilities, budget, staffing, and any recommended changes in the planned scope of the internal audit with the independent auditor and management;
•Deciding whether to appoint, retain, or terminate our independent auditors and approving all audit, permitted non-audit, tax, and other services, if any, and the fees for and terms of such services, to be provided by our independent auditor;
•Reviewing and discussing with management and the independent auditor our annual and quarterly and interim financial statements and related disclosures as well as significant financial reporting judgments and critical accounting policies and practices used by us;
•Overseeing our controls and procedures, including: (i) reviewing the adequacy of our internal control over financial reporting; (ii) establishing policies and procedures for the receipt and retention of financial and accounting-related complaints and concerns; (iii) establishing and implementing policies and procedures for the review and approval or disapproval of proposed related party transactions and reviewing all related party transactions for potential conflict of interest situations and approving all such transactions, if deemed appropriate;
•Overseeing our enterprise risk management and related guidelines and policies;
•Overseeing the integrity of our information technology systems, processes, and data and reviewing and discussing with management and the internal auditor the adequacy of security for our IT systems, processes, and data;
•Recommending, based upon the Audit Committee’s review and discussions with management and the independent auditor, whether our annual audited financial statements should be included in our Annual Report on Form 10-K filed with the SEC and our annual report and annual results announcement filed with the Hong Kong Stock Exchange;

•Preparing the Audit Committee report and other disclosures required by SEC rules to be included in our annual proxy statement; and
•Reviewing our earnings releases and unaudited financial statements to be included in our quarterly and interim filings with the SEC and Hong Kong Stock Exchange, as applicable.
The Audit Committee held nine meetings in 2022. The Audit Committee’s written charter satisfies the applicable standards of the SEC and Nasdaq as well as the HK Listing Rules.
Compensation Committee
Peter Wirth, John Diekman, and Leon O. Moulder, Jr. currently serve on the Compensation Committee, which is chaired by Peter Wirth. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the Nasdaq requirements and HK Listing Rules. The Compensation Committee’s responsibilities include:
•Reviewing the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to the Board of Directors for approval of our Chief Executive Officer’s compensation based on that evaluation;
•Reviewing and approving the compensation of our other executive officers;
•Approving our long-term compensation strategy for employees and directors and determining the types of shares and other compensation plans to be used by us and our affiliates;
•Overseeing the administration of our equity incentive plans;
•Reviewing and making recommendations to the Board of Directors with respect to director compensation;
•Overseeing the management of risks relating to our executive compensation and overall compensation and benefits strategies, plans, arrangements, practices, and policies;
•Evaluating and assessing legal counsel, compensation consultants, and other advisors in accordance with the applicable requirements in the Nasdaq listing rules;
•Retaining and approving the compensation of any outside advisors to the Compensation Committee;
•Preparing the compensation committee report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K; and
•Reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
The Compensation Committee held five meetings in 2022.
Nominating and Corporate Governance Committee
Leon O. Moulder, Jr., John Diekman, and William Lis currently serve on the Nominating and Corporate Governance Committee, which is chaired by Leon O. Moulder, Jr. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the Nasdaq and HK listing rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•Identifying and recommending candidates for membership of the Board of Directors and committees to the Board of Directors in accordance with criteria approved by the Board of Directors;
•Recommending to the Board of Directors or to the appropriate committee thereto processes for annual evaluation of the performance of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, and appropriate committees of the Board of Directors;
•Reviewing our practices and policies with respect to the Board of Directors and the functions, duties, and composition of the committees thereto;

•Developing and recommending to the Board of Directors a set of corporate governance principles and reviewing the principles on an annual basis, or more frequently if appropriate;
•Overseeing the maintenance and presentation of the Board of Directors or management’s plans for succession to our senior management positions; and
•Overseeing the Company’s environmental, social, and governance (“ESG”) strategy, commitments, goals, and activities.
The Nominating and Corporate Governance Committee held four meetings in 2022.
Research and Development Committee
Richard Gaynor, Kai-Xian Chen, Samantha Du, William Lis, and Michel Vounatsos currently serve on the Research and Development Committee, which is chaired by Richard Gaynor. The Research and Development Committee’s responsibilities include:
•Reviewing and discussing with management our strategic research and development objectives, goals, and priorities, identifying opportunities for further research and development projects, and assessing, informing, and recommending to the Board of Directors such strategies and opportunities that it deems suitable for the Company;
•Overseeing, assessing, and, where applicable, approving any ongoing Company research and development programs; and
•Providing feedback and advice to the Board of Directors regarding our ongoing research and development programs and activities.
The Research and Development Committee held eight meetings in 2022.
Commercial Committee
Michel Vounatsos, William Lis, and Leon O. Moulder, Jr. currently serve on the Commercial Committee, which is chaired by Michel Vounatsos. The Commercial Committee’s responsibilities include:
•Overseeing our commercialization strategy including reviewing and discussing with management our product commercialization plans and efforts and competitiveness of our commercial programs;
•Overseeing commercial risk management, including reviewing and discussing with management our risk assessment and risk management policies and procedures relating to commercial programs;
•Reviewing the organization, implementation, and effectiveness of our compliance programs with respect to commercial programs and activities and the adequacy of the resources for those programs; and
•Providing feedback and advice to the Board of Directors regarding commercial performance goals, the capabilities and performance of our commercial personnel.
The Commercial Committee was established in January 2023 and thus no meetings were held in 2022.
Board Leadership Structure and Role in Risk Oversight
Our Founder and Chief Executive Officer, Samantha (Ying) Du, is the Chairperson of the Board of Directors. The Board of Directors believes that Dr. Du is the director best suited to identify strategic opportunities for the Company and areas of focus for the Board of Directors due to her extensive understanding of our business as our founder and Chief Executive Officer and her deep knowledge of our industry. The Board of Directors also believes that the combined role of Chairperson and Chief Executive Officer promotes effective execution of strategic initiatives and facilitates the flow of information between management and the Board of Directors. In July 2022, the Board of Directors decided to further enhance our corporate governance by establishing a lead independent director and appointed John Diekman to serve in this important position. While the roles of Chairperson of the Board and Chief

Executive officer are combined, our lead independent director will, among other things, lead meetings of the Board when the Chairperson is not present, serve as liaison between the Chairperson and independent directors, have the authority to call meetings of the independent directors, and, if requested by a significant portion of our shareholders, be available for consultation and direct communication.
The Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, the Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, the Board of Directors reviews the risks associated with our business strategies periodically throughout the year.
Each of the Board Committees also oversees risk management within its areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. For example, the Audit Committee oversees the operation of our enterprise risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to the Board of Directors regarding these activities. The Audit Committee also oversees risks related to our financial reporting, compliance with applicable laws and regulations, and our IT systems, processes, and data. In connection with its risk management role, the Audit Committee meets privately with representatives from our independent registered public accounting firms and receives regular reporting from management, including our Chief Financial Officer and Chief Compliance Officer. Our Chief Financial Officer is responsible for identifying, evaluating, and implementing risk management controls and methodologies to address financial reporting risks, and our Chief Compliance Officer is responsible for enterprise risk management program more broadly. The Compensation Committee considers risks related to our compensation policies and practices, and the Commercial Committee oversees risks related to our commercial programs.
Shareholder Communications
The Board of Directors provides every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for shareholder communication. For a shareholder communication directed to the Board of Directors as a whole, shareholders may send such communication to the attention of our Corporate Secretary via regular mail or expedited delivery service to: Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Board of Directors c/o Corporate Secretary.
For a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the individual director via Regular Mail or Expedited Delivery Service to: Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: [Name of Individual Director].
Communications will be distributed to the Board of Directors, or to any individual director or directors as deemed appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as junk mail and mass mailings, resumes, and other forms of job inquiries, surveys, and solicitations or advertisements.
Environmental, Social, and Governance Practices
We remain committed to strong ESG practices and being a company that you can trust. Since hiring our Chief Sustainability Officer and releasing our first ESG report in 2021, we have continued to focus on developing our ESG program.
ESG Oversight and Governance
The Nominating and Corporate Governance Committee provides guidance and oversight to management with respect to ESG matters. Our executive leadership team, led by our CEO and Founder, monitors the development and execution of our overall corporate business strategy, including our ESG strategy and activities, and our Chief Sustainability Officer maintains responsibility for the day-to-day management of the enterprise ESG program.
Materiality Assessment
In 2022, with guidance from Business Social Responsibility (BSR), we conducted our first ESG materiality assessment to help us identify, understand, organize, and prioritize the ESG themes, opportunities, and risks that are most important to our business. The results of this analysis informed the development of our ESG strategy, which we refer to as Trust for Life because, as a company that works in the delicate space of human health, we understand the importance of being a company you can trust.
Trust for Life ESG Strategy
Our Trust for Life ESG strategy supports our core business of discovering, developing, and commercializing therapies that improve the lives of patients in China and worldwide. Through our ESG strategy, we continue to focus on the quality of our products and manufacturing processes, minimizing our environmental footprint, supporting our employees and communities, and promoting honest and ethical business practices. In our effort to deliver value to our patients, workforce, healthcare professionals, communities, and shareholders, we have made three Trust for Life commitments – Improve Human Health, Create Better Outcomes, and Act Right Now – which we seek to build upon in the coming years, including our goal of reaching one million patients by 2030.
ESG Reporting
In developing our ESG program and evaluating and reporting our progress with respect to our ESG commitments and goals, we have aligned with industry appropriate sustainability reporting standards from the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB). We have also considered other sources, including the United Nations Sustainable Development Goals (SDGs), the Task Force on Climate-Related Financial Disclosures (TCFD) framework, HK Listing Rules, and feedback from industry-leading raters and rankers, including CDP (formally the Carbon Disclosure Project), the 2022 S&P Corporate Sustainability Assessment (CSA), and the Dow Jones Sustainability Index (DJSI).
Additional information on our ESG program, strategy, activities, and progress in 2022, is included in our 2022 Trust for Life ESG Report, which is available on our website at https://www.zailaboratory.com/sustainability.
Code of Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers, and employees. The Code defines the Company’s culture and beliefs and how it expects its employees to conduct business worldwide, treat people with respect, protect information and property, and comply with applicable laws and regulations, among other things. Everyone at the Company, including our senior executives and financial officers, receive annual training and are required to sign an annual acknowledgment that they have read the Code and agree to abide by it and will report suspected deviations. A copy of the Code is posted on our website at https://ir.zailaboratory.com/corporate-governance/highlights.” If we make any substantive amendments to, or grant any waivers from, the Code for any officer, we will disclose the nature of such amendment or waiver on our website.

EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each of our executive officers as of April 1, 2023:

Name	Age	Position(s)
Samantha (Ying) Du	58	Founder, Chief Executive Officer, Chairperson of the Board of Directors
Billy Cho	45	Chief Financial Officer
Rafael G. Amado	59	President, Head of Global Oncology Research and Development
F. Ty Edmondson	57	Chief Legal Officer
Harald Reinhart	71	President, Head of Global Development, Neuroscience, Autoimmune and Infectious Diseases
Joshua Smiley	53	President, Chief Operating Officer
Biographical information for our executive officers as of April 1, 2023 is set forth below:
The biographical information of Samantha (Ying) Du, Ph.D. is set forth above under Matters Requiring Shareholder Action – Proposals 1-10 – Election of Directors.”
Billy Cho, M.B.A., M.A. joined our Company as Chief Financial Officer in March 2018. Prior to joining our Company, Mr. Cho served as Managing Director and Head of Asia Healthcare Investment Banking at Citigroup. Based in Hong Kong since 2011, Mr. Cho was responsible for healthcare client coverage at Citigroup across the Asia Pacific region and led many biopharma transactions in China, including Zai Lab’s U.S. initial public offering. Prior to this, he was based in New York in healthcare M&A investment banking and also spent time in corporate development for a pharmaceutical services company. Mr. Cho started his career at Ernst & Young LLP performing financial audits of U.S.-based healthcare companies. Mr. Cho earned an MBA. from the Wharton School of the University of Pennsylvania, an M.S. in Accounting from the University of Virginia, and a B.S. in Business Administration from the University of Southern California’s Marshall School of Business.
Rafael G. Amado joined our Company as President, Head of Global Oncology Research and Development in December 2022. Dr. Amado joined Zai Lab from Allogene Therapeutics, Inc., where he had served as Executive Vice President, Head of Research and Development and Chief Medical Officer since September 2019. Prior to Allogene, he served as President of Research and Development and Chief Medical Officer of Adaptimmune, LLC from August 2018 to July 2019 and as Chief Medical Officer from March 2015 to July 2018. In these roles, he was responsible for directing discovery and clinical development strategy as well as execution activities for several gene-engineered cell therapies, chairing the R&D leadership team and providing medical guidance for pipeline prioritization. Prior to Adaptimmune, Dr. Amado held various roles of increasing responsibility at GlaxoSmithKline from 2008 to 2015, most recently as Senior Vice President and Global Head of Oncology Research and Development, and at Amgen Inc. from 2003 to 2008, where he was last Executive Director of Clinical Research and Global Development in Therapeutic Oncology. In these roles, he has been instrumental in the development of multiple medicines across therapeutic modalities. Prior to joining Amgen, he held academic roles at the University of California, Los Angeles (UCLA) in the Department of Medicine, Division of Hematology / Oncology. Dr. Amado received an M.D. from the University of Seville School of Medicine in Seville, Spain and completed his internship and residency in Internal Medicine at the Michael Reese Hospital and Medical Center and a fellowship in Hematology / Oncology at UCLA.
F. Ty Edmondson joined our Company as Chief Legal Officer in August 2020. Mr. Edmondson joined our company from Biogen Inc. where he served in various legal and compliance roles during his tenure beginning in 2014, including Senior Vice President, Chief Corporation Counsel, and Assistant Secretary from November 2019 to August 2020 and in several roles of increasing responsibility, including Chief Compliance Officer, Chief Commercial Counsel, Chief International Counsel, and Chief US Counsel from August 2014 to November 2019.

Prior to Biogen, Mr. Edmondson served as Vice President, Associate General Counsel, and Corporate Secretary for Sepracor Inc. from 2005 until its acquisition by Sumitomo Dainippon Pharma Co., Ltd. in 2010. He then served with Sumitomo in various senior legal and compliance roles in Japan, China, and the United States until August 2014. Before Sumitomo, Mr. Edmondson served in various legal roles with life sciences companies with a focus on international and U.S. FDA work, including Eisai, Inc. from 2004 to 2005, Boston Scientific from 1999 to 2004, and Bristol-Myers Squibb from 1997 to 1999. Before his work in the life sciences industry, he was an associate with the admiralty law firm, Royston Rayzor in Houston, Texas from 1993 to 1997. Mr. Edmondson received a B.A. in History from Washington & Lee University and a J.D. from the Widener University School of Law.
Harald Reinhart, M.D. joined our Company in 2017 and currently serves as President, Head of Global Development, Neuroscience, Autoimmune and Infectious Diseases. He is Adjunct Clinical Professor of infectious diseases at Yale School of Medicine. Prior to joining the Company, Dr. Reinhart worked at Shionogi US from 2011 to 2013 as the US Head of Clinical Development and Medical Affairs, directing a broad portfolio of drug candidates in anti-infectives, diabetes, allergy, GI, and pain medications. He guided several compounds through regulatory meetings and obtained approval for ospemifene. Between 2003 and 2010, he held increasingly senior roles at Novartis where he oversaw successful filings of SNDAs and NDAs for Coartem, Famvir, Sebivo, and Cubicin and managed global clinical development groups for infectious disease, immunity, transplantation, and renal disease. At NIBR (Novartis Institutes for Biomedical Research), he supervised the transitioning of research projects into clinical development. From 1991 until 2003, he worked as the International Clinical Project Manager in charge of ciprofloxacin and acarbose at Bayer Corp. with several successful SNDAs and approvals. Dr. Reinhart holds a medical degree from the University of Würzburg in Germany where he trained in anesthesiology. He completed his medical specialty training in the United States with board-certifications in internal medicine and infectious diseases. He has been a Yale faculty member since 1992.
Joshua Smiley was appointed in March 2022 as our Chief Operating Officer, effective in August 2022 following the completion of his leave with his prior employer, and was promoted to President, Chief Operating Officer in April 2023. Mr. Smiley is responsible for our corporate strategy and for overseeing our commercial, manufacturing, business development, finance, human resources, information technology, and corporate affairs functions. Mr. Smiley brings to the Company over 26 years of experience working in the biopharmaceutical industry, including experience leading finance, corporate strategy, business development, venture capital, and global business services operations. Prior to joining the Company, Mr. Smiley worked for Eli Lilly and Company (Lilly) from 1995 to March 2022. While at Lilly, he held various global leadership roles with responsibility over finance, corporate strategy, business development, and capital markets activities, including Senior Vice President and Chief Financial Officer from January 2018 to February 2021. Prior to joining Lilly, he worked in investment banking and consulting. Mr. Smiley earned a B.A. in History from Harvard University.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
RTAIN RELATIONSHIPS
Review and Approval of Transactions with Related Parties
The Audit Committee has adopted a written policy and procedures for review and approval or ratification of transactions involving the Company and related parties, including executive officers, directors, beneficial owners of more than ten percent of our voting securities, and immediate family members or certain related entities of such persons. The policy covers any related party transaction that meets the minimum threshold for disclosure in this proxy statement under relevant SEC rules, which generally include transactions involving amounts exceeding $120,000 in which a related party has a direct or indirect material interest.
Pursuant to the related party transaction policy and procedures, management determines whether a transaction requires review by the Audit Committee, in which case the transaction, along with all material information, will be provided to the Audit Committee for review, approval, ratification, or termination. The Audit Committee will review the material terms and relevant factors to determine whether the transaction would be on an arms’ length basis and in the ordinary course of business. Subject to certain exceptions, related party transactions must be pre-approved by the Audit Committee, Board of Directors, or shareholders, as described below:
•Audit Committee: The Audit Committee will determine whether to approve the transaction if: (1) the Audit Committee has determined that the transaction is on an arms’ length basis and in the ordinary course of business and (2) the amount, individually or in the aggregate, does not exceed the lesser of (i) 1% of annual consolidated operating expenses per the last audited annual financial statements and (ii) $1,000,000.
If prior Audit Committee approval is not feasible, the Audit Committee will consider the transaction and determine whether to ratify the transaction at its next regularly scheduled meeting. In the event that a related party transaction was not previously approved or ratified under this policy, the Chair of the Audit Committee will be notified promptly. The Audit Committee or, if it is not practicable for the entire Audit Committee to consider the matter, the Chair of the Audit Committee, will consider whether the related party transaction should be ratified or rescinded or other action be taken.
•Board of Directors: The Board of Directors will determine whether to approve the transactions if: (1) the transactions would not be in the ordinary course of business or on an arms’ length basis or (2) the amount, individually or in the aggregate, would exceed the lesser of (i) 1% of annual consolidated operating expenses per the last audited annual financial statements and (ii) $1,000,000.
•Shareholders: If the Board of Directors determines that a related party transaction should be brought before the Company’s shareholders, then approval of such related party transaction shall be presented to the shareholders for approval through a resolution at a general meeting of shareholders or pursuant to any other method consistent with applicable law.
•No director will participate in any communication, discussion, or decision with respect to a transaction for which he or she is a related party, other than to provide all material information concerning the related party transaction to the Company and Audit Committee. Similarly, shareholders will abstain from voting on any resolution presented to shareholders with respect to a transaction for which they are a related party.
•Certain types of transactions with related parties do not require approval under this policy, such as the employment or compensation of executive officers or directors and transactions where the related party’s interest arises solely from ownership in our securities and all shareholders receive proportional benefits.

In determining whether to approve a related party transaction, the Audit Committee, Board of Directors, or shareholders, as applicable, should consider the material facts and relevant factors, including the following:
•the related party’s interest in the transaction;
•whether the terms and conditions are fair and on an arm’s length basis and are in the ordinary course;
•whether there are appropriate business reasons for entering into the transaction;
•whether the transaction is on terms no less favorable than those that could have been reached with an unrelated party;
•the potential for the transaction to affect the independence of an independent director or lead to reputational risk or an actual or apparent conflict of interest for our executive officers or directors; and
•any other information regarding the transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
The related party transaction should only be approved if it is determined to be consistent with the interests of the Company and its shareholders. If a related party transaction is ongoing, the Audit Committee may establish guidelines for management to follow in its ongoing dealings with the related party and may periodically review and assess such ongoing transaction to determine whether it remains fair and reasonable to the Company.
Transactions with Related Persons
The following transactions require disclosure in this proxy statement pursuant to Regulation S-K Item 404(a). We believe that the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.
MEDx (Suzhou) Translational Medicine Co., Ltd. (MEDx) provides product research and development services to the Company. We paid MEDx $359,000 for services rendered in 2022 and nil for January 1 to April 1, 2023. Mr. Zhang, the Founder, Chief Executive Officer, and member of the Board of Directors of MEDx is an immediate family member of Dr. Samantha (Ying) Du, our Founder, Chief Executive Officer, and Chairperson of the Board of Directors. The related party arrangement with MEDx was approved by the Audit Committee in accordance with our related party transaction policy.
Indemnification
Cayman law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our Current Articles provide that each director and officer shall be indemnified and secured harmless out of the assets and funds of our Company against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by him or her in connection with the execution or discharge of his or her duties, powers, authorities, or discretions as a director or officer of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by him or her in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.
We have entered into indemnification agreements to indemnify our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Current Articles. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee has at any time during 2022 been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board of Directors or the Compensation Committee.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2022, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements, with the exception of: one Form 5 for John D. Diekman filed on February 14, 2022 to report three transactions that occurred on March 4, 2021, June 16, 2021, and August 17, 2021; one Form 5 for William Lis filed on February 14, 2022 to report a transaction that occurred on January 5, 2021; one Form 4 for Kai-Xian Chen filed on February 15, 2022 to report a transaction that occurred on January 3, 2022; one Form 4/A for F. Ty Edmondson filed on August 22, 2022 to report a transaction that occurred on April 1, 2022; one Form 4 for Harald Reinhart filed on November 17, 2022 to report a transaction that occurred on April 1, 2022; one Form 5 for Samantha (Ying) Du filed on December 9, 2022 to report a transaction that occurred on December 31, 2021; and one Form 4 for Samantha (Ying) Du filed on December 9, 2022 to report three transactions that occurred on January 5, 2022 and three transactions that occurred on January 28, 2022, April 1, 2022, and June 21, 2022.

AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, independent auditor qualifications and independence, performance of our independent auditors and the internal audit function, our compliance programs, and our risk management and internal control over financial reporting. The Audit Committee is also responsible for the appointment of our independent auditor and for pre-approving audit and non-audit services to be provided by the independent auditors.
With respect to financial reporting, the Audit Committee’s role is one of oversight. Management has the primary responsibility for the financial statements and the financial reporting process, including the related internal controls and procedures. Our independent auditor, KPMG LLP, is responsible for auditing our consolidated financial statements for the year ended December 31, 2022 filed with the SEC, the effectiveness of our internal control over financial reporting as of December 31, 2022 in accordance with the Exchange Act, and our consolidated financial statements for the year ended December 31, 2022 submitted to the Hong Kong Stock Exchange in accordance with the HK Listing Rules.
The Audit Committee reviewed and discussed with management and our independent auditor the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee also discussed with the independent auditor the matters required to be discussed with the Audit Committee by the PCAOB and SEC.
The Audit Committee has received and considered the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company and our management. The Audit Committee has determined that KPMG LLP has not provided any non-audit services and that KPMG LLP is independent with respect to the Company.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 1, 2023.
The Audit Committee
Scott Morrison, Chair
John Diekman
Peter Wirth

ADDITIONAL AUDIT MATTERS
Prior Year Auditors
Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm in China, and Deloitte Touche Tohmatsu, an independent registered public accounting firm in Hong Kong (together, “Deloitte”), were appointed as our independent registered public accounting firms and auditors for the fiscal year ended December 31, 2021. Additionally, Deloitte Touche LLP, a U.S. firm, provided tax advisory services for our U.S. tax filings in 2021 and 2022. Deloitte Touche Tohmatsu Certified Public Accountants LLP audited our financial statements filed with the SEC and our internal controls over financial reporting for the fiscal years ended December 31, 2021 and 2020. Deloitte Touche Tohmatsu audited our annual financial statements for the fiscal years ended December 31, 2021 and 2020 filed with the Hong Kong Stock Exchange in accordance with the Hong Kong Listing Rules, following our secondary listing on Hong Kong Stock Exchange.
In April 2022, the Audit Committee notified Deloitte that Deloitte would be dismissed from auditing our annual consolidated financial statements, effective after Deloitte’s completion of its services as the Company’s independent registered public accounting firms for the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the Company’s receipt of the requisite approvals from the Hong Kong Stock Exchange and the Financial Reporting Council of Hong Kong for the appointment of KPMG LLP. Deloitte’s dismissal as our independent registered public accounting firm became effective on May 25, 2022. Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 do not contain any adverse opinion or disclaimer of opinion, nor are qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2020 and 2021 and the subsequent interim period through the effective date of Deloitte’s dismissal as our independent registered public accounting firm, the Company had (i) no disagreements with Deloitte in any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K. Additionally, there are no matters in respect of the change of the Company’s auditor that need to be brought to the attention of the shareholders of the Company. We do not expect representatives of Deloitte Touche Tohmatsu Certified Public Accountants LLP or Deloitte Touche Tohmatsu to be available at the Annual Meeting in person or virtually and available to respond to appropriate questions.
In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided Deloitte a copy of the disclosures contained herein prior to its filing with the SEC and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether Deloitte agrees with the above statements. A copy of that letter, dated May 2, 2022, is filed as Exhibit 16.1 to the Amendment to Company’s Current Report on Form 8-K filed with the SEC on May 2, 2022.

Auditor Fees
The following table presents the fees billed to the Company by KPMG LLP and its affiliates for 2022 (in thousands). KPMG LLP has been our independent registered public accounting firm and auditor since 2022.

Fee Category	2022
Audit Fees (1)	$4,716
Audit-Related Fees (2)	$—
Tax Fees (2)	$—
All Other Fees (2)	$—
Total Fees	$4,716
(1)Audit fees consist of fees for the audit of our consolidated financial statements, reviews of our interim financial statements, and the audit of the effectiveness of our internal control over financial reporting. Audit fees also include services that are normally provided in connection with statutory and regulatory filings.
(2)KPMG LLP and its affiliates did not provide any audit-related, tax advisory, or other services in 2022.
Pre-Approval Policies
The Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services by the Audit Committee for the purpose of maintaining the independence of our independent auditors. The Audit Committee pre-approves all auditing services, internal control-related services, and permitted non-audit services to be performed for the Company by its independent auditor. Consistent with any applicable SEC rules on auditor independence, the Audit Committee annually may establish ceilings on the level of fees and costs of generally pre-approved and sufficiently defined services that may be performed without seeking additional approval from the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member (or members) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting. No fees for services to KPMG LLP in 2022 were approved pursuant to any waivers of the pre-approval requirement.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our compensation strategy, philosophy, and practices with respect to our executive compensation program for 2022. It also provides information regarding the compensation decisions made with respect to our named executive officers for 2022 and gives context for the information included in the tables that follow this discussion. For 2022, our named executive officers were:
•Samantha (Ying) Du, Founder, Chief Executive Officer, and Chairperson of the Board of Directors;
•Billy Cho, Chief Financial Officer;
•Rafael G. Amado, President, Head of Global Oncology Research and Development;
•Harald Reinhart, President, Head of Global Development, Neuroscience, Autoimmune, and Infectious Diseases;
•Joshua Smiley, President, Chief Operating Officer; and
•Alan Bart Sandler, former President, Head of Global Development, Oncology.
The Compensation Committee, either on its own, or, as appropriate, together with the Board of Directors, reviews and approves the Company’s compensation structure, including all forms of compensation relating to our directors and executive officers, including our named executive officers.
2022 Business Highlights
2022 marked another year of strong growth and execution for Zai Lab. Despite challenges from the COVID-19 pandemic in China, our commercial operations continued to drive momentum, and our four commercial products that are marketed in Greater China – ZEJULA, Optune, QINLOCK, and NUZYRA – each had substantial sales growth. Our total revenue for 2022 was $215.0 million, compared to $144.3 million in 2021, representing 49% growth. We also continued to focus on improved access and affordability. As a result of our efforts, QINLOCK and NUZYRA were added to China’s National Reimbursement Drug List (NRDL) in January 2023, joining ZEJULA which was first added in December 2020, and we increased the number of supplemental insurance plan listings for Optune from 33 to 87 during 2022.
Our product pipeline continues to demonstrate potential best-in-class and/or first-in-class profiles globally. Since January 2022, we have had numerous positive late-stage data readouts, including adagrasib in non-small cell lung cancer, KarXT in schizophrenia, and efgartigimod in primary immune thrombocytopenia and generalized myasthenia gravis. We also contributed to several successful registrational studies, including the Tumor Treating Fields LUNAR study and the repotrectinib TRIDENT-1 study.
We expanded our portfolio of potential first-in-class and/or best-in-class assets through our strategic collaboration with Seagen Inc. for TIVDAK®, which further deepened our women’s cancer franchise. We also made advances with our pipeline of assets with global rights, including ZL-1102, our internally developed anti-IL-17A Humabody® for chronic plaque psoriasis, and ZL-1218 (CCR8). For example, we expect to initiate a Phase I study for ZL-1218 in the first half of 2023.
Our portfolio now includes 22 product candidates, including 13 in late-stage clinical development. With this robust product pipeline, we expect to launch eight additional products in the next 2-3 years.

To sustain our growth, we expanded our talented global team both in the United States and China. For example, Josh Smiley joined us as Chief Operating Officer in August, Dr. Peter Huang as Chief Scientific Officer in November, and Dr. Rafael Amado as President, Head of Global Oncology Research & Development in December. Our expanded global leadership team will help us drive innovation in China and beyond. To further strengthen governance and oversight, we engaged KPMG LLP, a U.S. auditor, to be our independent registered public accounting firm and auditor in May, and our Board of Directors established a lead independent director role, appointing Dr. John Diekman to serve in this important position, in July. We also launched our ESG strategy, which we refer to as our Trust for Life strategy, which is focused on three commitments – to improve human health, create better outcomes, and act right now – each of which is intended to further strengthen our foundation for continued growth and strong execution. Further, to improve access to our business for investors in Greater China, we completed our conversion to primary listing on the Hong Kong Stock Exchange and our ordinary shares have been included in the Shanghai and Shenzhen Stock Connect Programs.
We continued to align our executive compensation programs in 2022 with shareholder interests by linking a significant portion of executive compensation to both corporate and individual performance.
As summarized in the “2022 Corporate Goals” table, we exceeded our clinical development and regulatory goals and we showed strong commitment to overcome challenges presented by the COVID-19 pandemic, which more than offset some shortfalls in certain research, business development, and commercial goals during 2022. Payouts to our named executive officers for 2022 reflected such performance.
About Our 2022 Executive Compensation Program
Our executive compensation program is designed to support our pay-for-performance culture, reflect the competitive market for skilled executives in both China and the United States, meet the unique characteristics of our Company, and have strong alignment with the interests of our shareholders.
Our shareholders will have an opportunity to cast a non-binding advisory vote to approve our executive compensation program at the Annual Meeting. The Compensation Committee will review and consider the results of the shareholder advisory vote from the Annual Meeting when making future compensation decisions.
Compensation Practices and Policies
In developing our compensation programs, the Compensation Committee seeks to achieve the following outcomes:
•Offer market-competitive benefits for our executive officers;
•Evaluate how each executive assisted the Company in achieving its corporate goals;
•Calibrate executive compensation based on the success of corporate objectives as well as each executive’s achievement of his or her individual performance goals;
•Maintain an industry-specific peer group that we will consider when evaluating our executive compensation programs and decisions;
•Consult with an independent compensation advisor on peer group analysis, other market data, and recommendations with respect to our compensation programs and decisions; and
•Consider peer group compensation when determining target pay for our executive officers to the extent such a comparison reflects the competitive market dynamics unique to us and is consistent with our corporate goals and objectives.

Roles and Responsibilities
Role of Compensation Committee. The Compensation Committee reviews, on an annual basis, our executive compensation program in light of our business goals and objectives and the business results and corporate performance goals we achieved for the year in order to establish the compensation for our named executive officers. The Compensation Committee may, in its discretion, adopt or recommend to the Board of Directors the adoption of, new or amended elements of our executive compensation program, to the extent our business goals and objectives have changed. The Compensation Committee shall have the authority to delegate to subcommittees of the Committee any of the responsibilities of the full Committee and to officers of the Company such responsibilities of the full Committee as may be permitted by applicable laws, rules, or regulations and in accordance with the listing rules and standards set forth by the Nasdaq and the Hong Kong Stock Exchange. The Compensation Committee currently consists of three independent directors, Peter Wirth (Chair), John Diekman, and Leon O. Moulder, Jr.
In making executive compensation decisions, the Compensation Committee reviews a variety of factors and compensation-related data, including information obtained from our peer group companies, and other market data such as compensation surveys comprising companies with a similar size, complexity, and industry focus as us. The Compensation Committee also considers our Company’s performance and whether we achieved or exceeded our annual corporate performance goals as well as the individual performance of each named executive officer. Based on this corporate and individual performance assessment, the Compensation Committee will then determine or recommend the amount of total compensation that it deems appropriate for each executive officer as well as how such compensation should be allocated between cash and non-cash compensation and among the different forms of non-cash compensation. In addition, the Compensation Committee reviews our annual bonus plan and our equity incentive plan, assesses the business achievements relevant to granting awards under these plans, and makes recommendations to the Board of Directors with respect to the Company’s overall compensation policies and practices.
The Compensation Committee retains the right to hire outside advisors as needed to assist it in reviewing and making modifications to our executive compensation program. The Compensation Committee works closely with our independent compensation consultants, as well as with management, to examine the effectiveness of the Company’s executive compensation program. The duties and responsibilities of the Compensation Committee are documented in the Compensation Committee’s written charter, which was adopted by the Board of Directors and can be found on our website, www.zailaboratory.com, under the “Corporate Governance” subsection of the “Investors” section. The Compensation Committee also serves, along with the Board of Directors, as the administrator of our equity incentive plans.
Role of the Independent Compensation Consultant. The Compensation Committee believes that independent advice is important in developing and overseeing our executive compensation program. The Compensation Committee has engaged Pearl Meyer to provide consulting services in relation to executive and director compensation decisions. Pearl Meyer reports directly to the Compensation Committee and only provides services to us on such matters as needed and as directed solely by the Compensation Committee. These services include providing guidance on trends in CEO, executive, and non-employee director compensation; the development of the specific components of our executive compensation program; and the composition of our compensation peer group.
For 2022, Pearl Meyer prepared a report that compared each element of compensation – including base salary, target annual bonus, and target long-term incentive value – for our CEO and other named executive officers to that of CEOs and executive officers with similar positions at companies in our compensation peer group. Based on the relative positioning of our executive officer compensation compared to market, and using this and other compensation and performance information described above, the Compensation Committee approved (or, in the case of the CEO, recommended to the Board of Directors for approval) the elements and target levels of executive compensation. The Board of Directors subsequently approved such recommendation regarding CEO compensation.
The Compensation Committee has assessed the independence of Pearl Meyer in accordance with applicable SEC and Nasdaq rules and confirmed that Pearl Meyer’s work does not raise any conflicts of interest and that Pearl Meyer remains independent under applicable rules.

Role of our CEO. Each year, our CEO provides an assessment of the prior year’s company performance relative to its corporate goals as well as the individual performance of each named executive officer, other than herself, and recommends to the Compensation Committee the compensation to be paid or awarded to each named executive officer, other than herself. The Compensation Committee makes the final determinations regarding the compensation of our named executive officers, other than our CEO. Our CEO’s recommendations are based on numerous factors, including:
•Company, team, and individual performance;
•internal pay comparisons;
•potential for future contributions;
•leadership competencies;
•external market competitiveness; and
•any other factors deemed relevant.
The Compensation Committee also considers our CEO’s compensation recommendations and assessment of the Company’s performance when assessing the CEO’s performance. The Compensation Committee makes a recommendation to the Board of Directors for the compensation to be paid or awarded to our CEO, and the Board of Directors makes the final determination regarding our CEO’s compensation. Our CEO does not participate in any deliberations regarding her own compensation.
Principal Objectives of Our 2022 Compensation Program
Our executive compensation program is designed to drive the creation of long-term shareholder value by awarding compensation that will attract, retain, and motivate strong leaders who perform at high levels, help us deliver on our corporate mission and objectives, and succeed in a demanding international business environment. Specifically, our executive compensation program in 2022 was:
•Mission Focused and Business Driven. Our executive compensation program focused on whether each named executive officer achieved his or her individual performance goals which support the annual and long-term objectives of our business, including the discovery, development, and commercialization of innovative products to address unmet medical needs in our key therapeutic areas. Our objective is to provide an executive compensation program that contributes to building and sustaining a foundation for long-term success.
•Market Competitive. While we do not benchmark our compensation, or its components, to a specific market percentile of compensation within our peer group, we consider the executive compensation programs of our peer group in making executive compensation determinations. Broader market data, as further described below, is also considered in order to provide additional context for our executive compensation decisions. Peer group and market practices are among the many factors we take into account in developing an executive compensation program that we believe will enable us to recruit, retain, and motivate our leadership team to achieve our business objectives and enhance shareholder value.
•Performance Focused. We believe strongly in pay-for-performance and endeavor to provide our named executive officers with higher levels of compensation when our business goals and their personal performance objectives are met or exceeded and with lower levels of compensation when such corporate or individual performance does not meet our expectations and goals. Each performance factor is weighted separately in determining whether target bonuses have been achieved.

•Aligned with Shareholders. We believe every employee contributes to our success and, as such, we have endeavored to create a compensation program that provides every employee with a vested interest in our success. For members of our executive team, including our named executive officers, who set and lead our future strategic direction, a significant portion of their total pay opportunities are equity-based to promote alignment between the interests of our executive officers and our shareholders.
•Flexible. We are committed to providing flexible benefits designed to allow our diverse global workforce to have rewarding opportunities that meet their varied needs so that they are inspired to maximize their performance on behalf of patients and shareholders.
External Market Competitiveness and Compensation Peer Group
We consider market practices and trends when designing our executive compensation programs and determining executive compensation levels. We do not target a specific market percentile or simply replicate market practice. Instead, we review external market practices as a reference point to assist us in designing an executive compensation program that is tailored to the unique characteristics of our Company and is intended to attract, retain, and inspire talented leaders, and we consider competitive ranges for each position when we make executive compensation decisions. To understand the external market competitiveness of the compensation for our named executive officers, the Compensation Committee reviews reports analyzing publicly available information and surveys prepared by Pearl Meyer. These reports compare the compensation of each named executive officer to data available for comparable positions at companies in our peer group and, in certain circumstances, the broader market, by compensation element. To determine our 2022 peer group, we identified comparable companies that approximate (i) our scope of business, including revenues and market capitalization, (ii) our global geographical reach, (iii) our research-based business with multiple marketed products, and (iv) a comparable pool of talent for which we compete. In 2021, the Compensation Committee, with support from our independent compensation consultant, conducted an analysis to determine the appropriate peer group to establish 2022 target compensation in the context of the Company’s business strategy and operating parameters. The purpose of the peer group analysis was to enable the Company to use the appropriate comparator group and third-party data sources for our annual assessment of executive compensation. Following this analysis, the Compensation Committee determined that our peer group should be updated to reflect the Company’s evolution over the prior year and better approximate the current size and scope of our business. The peer group used to establish 2022 target compensation consisted of the following 15 comparator companies:

Acceleron Pharma Inc.	Innovent Biologics, Inc.
Alnylam Pharmaceuticals, Inc.	Jazz Pharmaceuticals plc
argenx SE	Mirati Therapeutics, Inc.
BeiGene, Ltd.	Neurocrine Biosciences, Inc.
BioMarin Pharmaceutical Inc.	Seagen Inc.
Exelixis, Inc.	Shanghai Junshi Biosciences Co., Ltd.
Horizon Therapeutics plc	Ultragenyx Pharmaceutical Inc.
Incyte Corporation
For each of the companies in our peer group, we analyze available data to identify comparable executive officers. We then compile and analyze the data for each comparable position. Our competitive analysis includes the structure and design of the executive compensation programs as well as the targeted value of the compensation under these programs. For our executive officers, we may supplement the data from our peer group with published compensation surveys.

Principal Elements of Compensation
Our executive compensation objectives are achieved through the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Annual Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market to enable the Company to attract and retain critical executive talent.

Annual Incentives (Bonus)	Cash (Variable)	Reward executives for delivering on annual strategic goals and individual contributions that drive our business strategy and contribute to long-term value creation.

Long-Term Equity Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term goals that drive the creation of shareholder value and support the Company’s retention strategy.
Annual Base Salary
The Compensation Committee seeks to maintain the annual base salaries that we pay to our new and existing named executive officers at competitive levels. This fixed component of executive compensation constitutes a relatively small percentage of the executive’s total compensation. The majority of total compensation for named executive officers is variable and depends on the achievement of both corporate and individual performance goals and stock price performance, thus promoting alignment between the interests of our named executive officers and shareholders.
For 2022, the Board of Directors, in consideration of the recommendation by the Compensation Committee, reviewed the base salaries of chief executive officers in our peer group relative to Dr. Du’s compensation and considered Dr. Du’s capabilities, performance, and future expected contributions. Based on this analysis, the Board of Directors approved an increase to Dr. Du’s base salary to reflect her continued positive contributions in 2021 and to better align this element of her compensation with the market. The Compensation Committee undertook a similar, individualized review of each other named executive officer’s capabilities, performance, roles and responsibilities, and future expected contributions, as well as considering their base salaries compared to peer group compensation data, when approving the base salaries for our other named executive officers. Based on this analysis, the Compensation Committee approved increases to base salary for Mr. Cho and Drs. Reinhart and Sandler, in light of their continued positive contributions in 2021 and to better align this element of their compensation with the market, with a larger increase for Dr. Reinhart in light of his promotion to President, Head of Global Development, Neuroscience, Autoimmune and Infectious Diseases in December 2021.
Below is a table of the annual base salaries for our named executive officers in 2022 and 2021 and the percentage changes in annual base salary, where applicable.

Name	2022 Base Salary (1)	2021 Annual Base (effective as of April 1, 2021)	Percentage Increase
Samantha (Ying) Du	$840,000	$800,000	5.00%
Billy Cho	$499,200	$480,000	4.00%
Rafael Amado	$620,000	N/A	N/A
Harald Reinhart	$567,000	$480,000	18.13%
Joshua Smiley	$600,000	N/A	N/A
Alan Sandler	$567,000	$540,000	5.00%
(1)The annual base salary for Drs. Du and Sandler and Mr. Cho was effective as of April 1, 2022. The annual base salary for Dr. Reinhart was effective as of January 1, 2022, in connection with his promotion in December 2021. The annual base salary for Dr. Amado and Mr. Smiley was effective upon the commencement of their employment with the Company on December 30, 2022 and August 1, 2022, respectively.

Cash Sign-On Awards for New Named Executive Officers
We may provide cash sign-on awards to new named executive officers, such as to attract and motivate strong leaders and in recognition of forfeited compensation at their prior employer. Mr. Smiley received a total cash sign-on award of $400,000, which was payable in two installments: $250,000 was paid in August 2022 and $150,000 will be paid in August 2023, subject to his relocation to the Boston area. Dr. Amado received a total cash sign-on award of $600,000, which was paid in two equal installments of $300,000 in January 2023 and March 2023. If we terminate Dr. Amado’s employment for cause within one year of the effective date of his employment, he will be required to repay the full amount of this sign-on award, and if Dr. Amado resigns from the Company within one year of the effective date of his employment, he will be required to repay a pro-rated portion of the sign-on bonus award based on the number of full and partial months remaining in such one-year period. For more information on what constitutes termination for cause, see CD&A – Potential Payments Upon Termination or Change of Control.
Annual Incentive Awards (Bonus)
Our annual bonus program is designed to motivate and reward our named executive officers for achievement of performance that supports short- and long-term value creation for the Company. Target annual bonus opportunities are based on a percentage of the named executive officer’s base salary, and actual awards are determined based on the Compensation Committee’s assessment of corporate and individual performance.
The annual incentive award for our CEO is weighted 75% for corporate performance and 25% for individual performance, and the target bonus percentage of annual base salary is 90%, an increase from 80% in 2021 to bring her target closer to that of other CEOs in our peer group. The annual incentive awards for our other named executive officers are weighted 60% for corporate performance and 40% for individual performance. The target bonus percentages range from 45% to 50% of annual base salary, which were unchanged from 2021 other than the target for Dr. Reinhart which increased from 40% to 50% in connection with his promotion and to bring his target closer to comparable executives in our company and peer group.
The Compensation Committee reviewed our Company’s performance with respect to our 2022 corporate goals and concluded that the Company had achieved and, in some cases, exceeded its 2022 corporate goals. Based on this level of achievement, the Compensation Committee then determined that the company multiplier for purposes of the corporate performance element of annual incentive awards for our named executive officers was 105%. The table below outlines the Company’s progress and achievement with respect to its 2022 corporate goals.

2022 Corporate Goals	Achievements	Weight (Target)	Weight (Actual)
Clinical Development/Regulatory		37.5%	40.0%
•Initiate key clinical trials	ZEJULA
•Execute key regulatory milestones, including new approvals and NDA filings • Complete enrollment for key trials	•Full NDA approval submission for 1L ovarian cancer maintenance treatment
•Positive interim analysis of overall survival from Phase III NORA study presented

TTFields
•Positive topline data readout of Phase III global LUNAR trial in non-small cell lung cancer (NSCLC)

•Positive topline data readout of Phase II EF-31 pilot trial in gastric cancer
•Enrollment of China portion of PANOVA-3 Phase III pivotal trial for pancreatic cancer trial completed
•Enrollment of China portion of pivotal METIS study for NSCLC completed

KRAZATI •Enrollment of China portion of the colorectal cancer (CRC) and NSCLC monotherapy and combination therapy studies initiated
Bemarituzumab
•Prepare to join global Phase III FORTITUDE-101 and -102 studies in gastric/gastroesophageal junction cancer in 2023
Repotrectinib

•The CDE (Center for Drug Evaluation) of the NMPA granted 3 Breakthrough Therapy Designations for ROS-1+ TKI-naïve and TKI-pretreated NSCLC
• Enrollment of China portion of Phase I/II TRIDENT-1 study completed
• Positive topline data readout of global Phase I/II TRIDENT-1 study

BLU-945
• Clinical Trial Application (CTA) for monotherapy and combination therapy submitted and approved

Sulbactam-Durlobactam
•New Drug Application (NDA) for approval for treatment of infections caused by Acinetobacter baumannii, including multidrug-resistant and CRAB strains submitted to NMPA

VYVGART
•China NDA submission for generalized myasthenia gravis accepted by NMPA •Proof of Concept (POC) studies initiated for lupus nephiritis and membranous nephropathy

KarXT
•Reached an agreement with NMPA on the development plan of a bridging study in schizophrenia

Research		7.5%	5.0%
•Complete an IND (Investigation New Drug Application)-enabling study	•One IND filed

•Select new clinical product candidates	•Some new product candidates selected

Business Development		15.0%	12.5%

•Establish strategic relationships, including additional in-licensed transactions	•Licensing collaboration completed with Seagen Inc. for TIVDAK in China
Commercial		20.0%	17.5%
•Achieve total and product revenue goals •Increase access to commercial products and achieve new commercial product launches in China
•Although the Company had substantial year-over-year revenue growth of 49%, original target revenue goals were not achieved due, in part, to COVID challenges
• QINLOCK and NUZYRA included in the updated National Reimbursement Drug List in January 2023 based on successful negotiation in 2022
• Increased commercial insurance coverage for Optune in China

Corporate Functions		20.0%	22.5%

•End year with sufficient cash and strong access to capital	•Year-end balance of $1,008.5 million in cash and cash equivalents

•Operate within the approved Company budget	•Operating expenses were substantially below budget

•Secure new investors	•Transitioned to primary listing on the Hong Kong Stock Exchange and ordinary shares included in Shanghai and Shenzhen Stock Connect Programs

•Achieve other corporate, financial, strategic, HR, IT, and legal and compliance objectives	•Engaged KPMG LLP, a U.S. auditor, to be independent registered public accounting firm and auditor and complied with reporting and auditing requirements for Nasdaq and Hong Kong listed companies

	•Efficiently supported corporate needs, including key hires, and managed risks

Additional Achievements		0%	7.5%
•Successfully managed challenging operating environment due to COVID in China
QINLOCK •Full approval for QINLOCK for fourth-line treatment of gastrointestinal stromal tumor (GIST) in China
Odronextamab
•Enrollment in China portion of DLBLC cohort for 3L+ diffuse large B-cell lymphoma (DLBCL) / follicular lymphoma (FL) Phase II study completed
VYVGART •Phase III ADVANCE study of efgartigimod for treatment of primary immune thrombocytopenia (ITP) met its primary endpoints

Upon review of the individual performance of each named executive officer, the Compensation Committee agreed that individual performance goals had been met and, in some cases, exceeded for the 2022 performance year. Individual performance ratings were determined by the Board of Directors for our CEO, in consideration of the recommendation from the Compensation Committee, and by the Compensation Committee for the other named executive officers, in consideration of the recommendation from our CEO.
Bonuses were then determined based on the corporate and individual performance ratings. Actual award payouts ranged between approximately 110% and 123% of target bonuses.
The table below shows the 2022 target annual bonus for each named executive officer and the actual bonuses earned by each named executive officer.

Name	Target Percentage	Target Amount	Actual Amount
Samantha (Ying) Du	90%	$756,000	$831,600
Billy Cho	45%	$224,640	$253,843
Rafael Amado	50%	$310,000	(1)
Harald Reinhart	50%	$283,500	$348,705
Joshua Smiley	50%	$300,000	$142,101	(2)
Alan Sandler	50%	$283,500	(3)
(1)Dr. Amado joined the Company on December 30, 2022 and will be eligible for an annual bonus beginning with the 2023 performance year.
(2)Mr. Smiley joined the Company effective August 1, 2022, and his annual bonus was pro-rated for his period of service.
(3)Dr. Sandler resigned from the Company, effective October 28, 2022. In accordance with the terms of his severance agreement and general release, a portion of the severance payment he received related to a pro-rated 2022 target annual bonus. For more information regarding the severance agreement and general release, see CD&A – Employment Agreements.

Equity Incentive Compensation
Equity compensation directly aligns the interests of the named executive officers with those of our shareholders. We granted equity incentive compensation (“EIC”) awards during 2022 using a mix of time-based share options and restricted share units (“RSUs”).

Equity Vehicle	What It Does	Design Details
Time-Based Share Options	Rewards for stock appreciation	Exercise price per Share: See table below Vesting: 20% per year on the anniversary of the date of the grant, subject to continued employment with the Company on the vesting date Exercise term: 10 years

Restricted Share Units (RSUs)	Supports leadership retention objectives	Vesting: 20% per year on the anniversary of the date of the grant, unless otherwise noted below, subject to continued employment with the Company on the vesting date

In determining the total amount and mix of annual equity grants to our named executive officers, in April 2022, the Compensation Committee (or the Board of Directors with respect to the CEO) considered corporate and individual performance, the EIC awards granted to comparable executive officers of our peer group companies and, in certain circumstances, broader market data, as well as the retentive value of outstanding equity. In general, EIC awards constitute the largest component of our executive compensation program in order to better align the interests of our executives with those of our shareholders.
In addition to the annual equity incentive awards in April 2022, the Compensation Committee (or the Board of Directors with respect to the CEO) approved a retention award for our named executive officers in June 2022. This award was given in light of strong commitment and performance in the face of challenging market conditions and geopolitical uncertainty we have faced as a cross-border company, which conditions and uncertainty have adversely impacted share price and employee retention. In recognition of the dedication and contributions of our executive officers as they navigated challenges from the ongoing effects of the COVID-19 pandemic, including government actions and quarantine measures taken in response, particularly in mainland China where our operations are primarily located, the Compensation Committee and Board of Directors determined that it was in the best interests of the Company and its shareholders to make these retention awards. The Compensation Committee (and the Board of Directors for the CEO) considered peer group and other market data when determining the size of the awards, as well as that the retentive value of the awards would be more appropriately achieved if the awards vest ratably over a four-year period (rather than a five-year vesting period that has applied to previous RSU grants), subject to the named executive officer’s continued employment with the Company on the vesting date.
The Compensation Committee also approved sign-on equity awards for Mr. Smiley and Dr. Amado, which were granted upon the commencement of their employment with the Company in August 2022 and December 2022, respectively. We may provide sign-on equity awards, like these, to new named executive officers for a variety of reasons, including to help attract and motivate strong leaders, in recognition of forfeited compensation, and to help align their interests with those of our shareholders. The Compensation Committee determined that having 21,000 of the RSUs awarded to Dr. Amado vest in full on the first anniversary of the date of grant, subject to the named executive officer’s continued employment with the Company on the vesting date was necessary to attract Dr. Amado to the Company and compensate him for forfeiture of equity awards at his previous employer.

The equity incentive awards granted during 2022 to our named executive officers are set forth in the table below:

Name	Number of Shares Subject to Option Award (1)	Grant Date Fair Value ($)	Exercise Price per Share	Number of Shares Subject to RSU Award (1)	Grant Date Fair Value ($)
Samantha (Ying) Du	282,000	$8,015,244	$45.47	289,200	$10,529,796
Billy Cho	50,114	$1,424,383	$45.47	61,238	$2,208,554
Rafael Amado	183,700	$3,631,121	$30.70	126,000	$3,868,200
Harald Reinhart	87,699	$2,492,656	$45.47	89,692	$3,265,075
Joshua Smiley	139,000	$4,009,898	$45.78	79,500	$3,639,510
Alan Bart Sandler	87,699	$2,492,656	$45.47	89,692	$3,265,075
(1)The stock options are exercisable for ADSs, and each RSU represents a contingent right to receive one ADS. As a result, the number of shares in these columns are represented in terms of ADSs. Each ADS represents ten ordinary shares. For more information on how the RSU awards were allocated between the annual equity incentive awards in April 2022, the retention awards in June 2022, and the sign-on awards for Mr. Smiley in August 2022 and Dr. Amado in December 2022, see Executive Compensation Tables – Grants of Plan-Based Awards.
Employment Agreements
We have entered into employment agreements with each of our named executive officers that govern the terms and conditions of their service relationship with us, including the terms and conditions related to their compensation and benefits. Dr. Du is employed by Zai Lab Limited, pursuant to an amended and restated employment agreement that became effective on December 1, 2018. Dr. Du also is a party to an employment agreement with Zai Lab (Shanghai) Co., Ltd. In addition, Dr. Du has entered into an agreement with our U.S. subsidiary, Zai Lab (US) LLC, pursuant to which a portion of her base salary is paid by Zai Lab (US) LLC based on the level of services that she provides to this entity. The term of Dr. Du’s employment is without a fixed period and subject to a specified notice period only. Mr. Cho is employed by Zai Lab (Hong Kong) Limited pursuant to an amended and restated employment agreement dated March 22, 2019. Mr. Smiley and Drs. Amado and Reinhart are each employed by Zai Lab (US) LLC pursuant to agreements that became effective on August 1, 2022, December 30, 2022, and December 1, 2018, respectively. The compensation received by our named executive officers in accordance with these employment agreements is disclosed elsewhere in this CD&A.
Each of our named executive officers is afforded severance protection through his or her employment agreement. These severance protections are described in more detail below under “Potential Payments Upon Termination or Change in Control.”
Dr. Sandler was also employed by Zai Lab (US) LLC pursuant to an agreement that became effective on December 1, 2020. He resigned from the Company, effective October 28, 2022, to pursue another professional opportunity, and the Company entered into a Severance Agreement and General Release in connection with his resignation. In light of Dr. Sandler’s commitment and contributions to the Company, this agreement provided Dr. Sandler with a payment equal to his annual base salary, a pro-rated bonus, and a low six-figure additional severance payment.
Other Benefits and Perquisites
We provide standard group health and welfare benefits, including medical, life, and disability insurance to our employees located in the United States, including our named executive officers, as applicable. We also provide benefits required by statute to our employees, including our named executive officers, located outside of the United States. In addition, Drs. Du, Amado, and Reinhart and Mr. Smiley participate, and Dr. Sandler participated, in our tax-qualified 401(k) plan, a broad-based, defined contribution retirement plan in which all of our employees who are United States taxpayers and who meet certain age and service requirements are eligible to participate. We make a matching contribution equal to 50% of the first 5% of the employee’s elective contributions under the plan, up to

2.5% of an employee’s eligible compensation. We also provide required Mandatory Provident Fund payments for our employees located in Hong Kong, including our named executive officers, as applicable. The annual value of the contributions to our retirement plan for 2022 for each named executive officer is reflected in the “All Other Compensation” column of the Summary Compensation Table below. We do not maintain a defined benefit pension plan or supplemental executive retirement plan.
During 2022, we did not provide our named executive officers with any perquisites.
Share Ownership Guidelines
On April 1, 2021, we adopted a policy with share ownership guidelines for our executive officers to strengthen and reinforce the link our compensation programs create between our executive officers and our shareholders. A summary of our share ownership guidelines is set forth below.

Level	Number of Shares Equal in Value to:
CEO	6x base salary
Section 16 Officers	2x base salary
Executive officers have five years from their initial appointment to comply with this policy. Only shares beneficially owned and vested are included in the share ownership calculation. Shares underlying unvested options or RSUs are not included in the calculation. All of our named executive officers currently meet the applicable share ownership guideline or are still within the five-year period to meet such guideline. Once an executive officer’s level of share ownership satisfies the applicable guideline, the executive officer is expected to continue to comply with the guideline amount for as long as the individual is subject to this policy. Future declines in share price will not affect the covered person’s compliance with this policy as long as the covered person holds a number of shares equal to or greater than the number of shares he or she held at the time he or she achieved compliance.
Policies on Clawback and Recovery of Compensation
We do not currently have a formal policy that provides us with the right to recover amounts paid on the basis of financial results that are subsequently restated. However, we intend to adopt a policy that addresses recovery of erroneously awarded incentive compensation in compliance with the requirements of the Dodd-Frank Act, SEC rules, and applicable listing standards. In addition, under the provisions of the Sarbanes-Oxley Act, the chief executive officer and chief financial officer of a public company may be required to forfeit certain equity- or incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the issuer, as a result of misconduct, with respect to one or more reporting requirements under the securities laws. These Sarbanes-Oxley requirements would be enforced as a matter of law if the circumstances arose that warranted it.
Hedging and Pledging Prohibitions
In accordance with the Company’s insider trading policy, our executive officers are prohibited from engaging in pledging or hedging transactions with respect to our shares.
Compensation Risk Management
The Compensation Committee has reviewed our compensation policies and practices and does not believe that these policies and practices create risks that are reasonably likely to have a material adverse effect on us.
Tax and Accounting Treatment
The Compensation Committee believes that shareholder interests are best served if the Compensation Committee retains the discretion to approve compensation arrangements that support our corporate objectives, even if an arrangement does not qualify for full or partial tax deductibility under U.S. or other tax law or results in adverse accounting consequences to the Company.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023.
The Compensation Committee
Peter Wirth, Chair
John Diekman
Leon O. Moulder, Jr.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the compensation paid to, received by or earned during each of the fiscal years set forth below by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Samantha (Ying) Du,	2022	$830,000		—		$10,529,796	$8,015,244	$831,600	$5,501	$20,212,141
Chief Executive Officer and Chairperson of the Board of Directors	2021	$774,305		—		$6,726,276	$6,946,588	$864,000	$4,410	$15,315,579
	2020	$688,921		—		$—	$7,160,000	$683,060	$4,055	$8,536,036
Billy Cho,	2022	$494,400		—		$2,208,554	$1,424,383	$253,843	$—	$4,381,180
Chief Financial Officer	2021	$466,090		—		$1,602,414	$1,920,292	$254,880	$—	$4,243,676
	2020	$421,270		—		$—	$859,200	$203,693	$—	$1,484,163
Rafael Amado,	2022	$2,385	(4)	—		$3,868,200	$3,631,121	$—	$—	$7,501,706
President, Head of Oncology Research and Development
Harald Reinhart	2022	$567,000				$3,265,075	$2,492,656	$348,705	$7,625	$6,681,061
President, Head of Global Development, Neuroscience, Autoimmune, and Infectious Diseases.	2021	$466,090		$107,640	(5)	$5,238,208	$2,127,892	$264,960	$7,250	$8,212,040
Joshua Smiley	2022	$250,000	(4)	$250,000	(6)	$3,639,510	$4,009,898	$142,101	$5,008	$8,296,517
President, Chief Operating Officer
Alan Bart Sandler,	2022	$463,602		—		$3,265,075	$2,492,656	$—	$1,108,415	$7,329,748
Former President, Head of Global Development, Oncology	2021	$540,000		$300,000		$3,194,047	$2,235,684	$345,600	$6,708	$6,622,039
	2020	$45,000		$500,000		$3,267,900	$3,250,990	$—	$—	$7,063,890

(1)Reflects the aggregate grant date fair value of restricted share awards, restricted share unit awards, performance share unit awards, and stock options granted during the applicable fiscal year, computed in accordance with ASC Topic 718. The underlying valuation assumptions for equity awards granted during 2022 are further discussed in Note 15 in our 2022 Annual Report on Form 10-K.
(2)Reflects amounts earned by each of the named executive officers under our annual bonus plan for the applicable fiscal year.
(3)Reflects the value of company matching contributions to the Zai Lab US 401(k) Plan and, for Dr. Sandler, the payment made in accordance with his Severance Agreement and General Release upon his resignation from the Company in October 2022.
(4)Salaries for Dr. Amado and Mr. Smiley were pro-rated for their periods of service in 2022, which commenced on December 30, 2022 and August 1, 2022, respectively.
(5)Reflects a one-time discretionary bonus payment awarded in connection with Dr. Reinhart’s promotion.
(6)Reflects a cash sign-on award paid in August 2022 in connection with the commencement of Mr. Smiley’s employment.

Grants of Plan-Based Awards
The following table reports potential payouts for awards made under our annual cash bonus plan for our named executive officers in 2022 and stock option and restricted share unit awards (“RSUs”) that were granted during 2022 to our named executive officers:

Name and Award (Type)	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)(1)				All Other Stock Awards: No of Shares of Stock or Units (2)	All Other Option Awards: No. of Securities Underlying Options (2)	Exercise or Base: Price of Option Awards ($) (2)		Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold	Target		Maximum
Samantha (Ying) Du
Annual Bonus	—	—		$756,000	—	—	—		$—	$—
Stock Options	4/1/2022	—		$—	—	—	282,000		$45.47	$8,015,244
RSUs	4/1/2022	—		$—	—	54,000	—	$		$2,455,380
	6/25/2022	—	$		—	235,200	—	$		$8,074,416
Billy Cho
Annual Bonus	—	—		$224,640	—	—	—		$—	$—
Stock Options	4/1/2022	—		$—	—	—	50,114		$45.47	$1,424,383
RSUs	4/1/2022	—		$—	—	9,538		$		$433,693
	6/25/2022	—	$		—	51,700		$		$1,774,861
Rafael Amado
Annual Bonus (4)	—	—		$—	—	—	—		$—	$—
Stock Options	12/30/2022	—		$—	—	—	183,700		$30.7	$3,631,121
RSUs	12/30/2022	—		$—	—	126,000	—		$—	$3,868,200
Harald Reinhart
Annual Bonus	—	—		$283,500	—	—	—		$—	$—
Stock Options	4/1/2022	—		$—	—	—	87,699		$45.47	$2,492,656
RSUs	4/1/2022	—		$—	—	16,692	—		$—	$758,985
	6/25/2022	—		$—	—	73,000	—		$—	$2,506,090
Joshua Smiley
Annual Bonus	—	—		$300,000	—	—	—		$—	$—
Stock Options	8/15/2022	—	—		—		139,000		$45.78	$4,009,898
RSUs	8/15/2022	—	—		—	79,500	—		$—	$3,639,510
Alan Bart Sandler
Annual Bonus	—	—		$283,500	—	—	—		$—	$—
Stock Options	4/1/2022	—		$—	—	—	87,699		$45.47	$2,492,656
RSUs	4/1/2022	—		$—	—	16,692	—		$—	$758,985
	6/25/2022	—		$—	—	73,000	—		$—	$2,506,090

(1)Non-Equity Incentive Plan amounts above reflect short-term cash incentive opportunities granted under our annual bonus plan, which is discussed in more detail in CD&A – Annual Incentive Awards. Actual amounts earned by each of the named executive officers under our annual bonus plan for 2022 are disclosed above in the Summary Compensation Table.
(2)Each RSU represents a contingent right to receive one ADS, and the stock options are exercisable for ADSs. As a result, the number of shares and exercise price in these columns are represented in terms of ADSs. Each ADS represents ten ordinary shares.
(3)Amounts reflect the aggregate grant date fair value of restricted share unit awards and stock options granted during 2022, computed in accordance with ASC Topic 718. The underlying valuation assumptions for equity awards granted during 2022 are further discussed in Note 15 in our 2022 Annual Report on Form 10-K
(4)Dr. Amado will be eligible for an annual bonus beginning in 2023.

Each of our named executive officers has entered into an employment agreement that governs the terms and conditions of their employment relationship with us, including the terms and conditions with respect to their compensation and benefits. Among other items, the employment agreements set out the annual bonus targets, as a percentage of base salary, for each of our named executive officers. Please see CD&A – Annual Incentive Awards above for the 2022 bonus targets applicable to our named executive officers.

Outstanding Equity Awards at December 31, 2022
The following table provides information on the outstanding stock options, restricted share units, and performance share units, in each case held as of December 31, 2022 by our named executive officers:

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable (1)(2)		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)(1)(5)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Samantha (Ying) Du	10/22/2015	889,165	(6)	—	$0.60	10/21/2025
	3/9/2016	604,376		—	$1.20	3/8/2026
	8/25/2016	922,184		—	$1.74	8/24/2026
	3/28/2018	280,000		70,000	$20.90	3/27/2028
	3/8/2019	180,000		120,000	$38.93	3/7/2029
	3/12/2020	100,000		150,000	$44.94	3/11/2030
	4/1/2021	17,400		69,600	$130.96	3/31/2031
	4/1/2021						13,600	$417,520
	12/1/2021								63,175	$1,939,473
	4/1/2022	—		282,000	$45.47	3/31/2032
	4/1/2022						54,000	$1,657,800
	6/25/2022						235,200	$7,220,640
Billy Cho	3/2/2018	290,000		80,000	$21.84	3/1/2028
	3/2/2018						20,000	$614,000
	3/12/2020	12,000		18,000	$44.94	3/11/2030
	4/1/2021	4,810		19,240	$130.96	3/31/2031
	4/1/2021						3,680	$112,976
	12/1/2021								14,039	$430,997
	4/1/2022	—		50,114	$45.47	3/31/2032
	4/1/2022						9,538	$292,817
	6/25/2022						51,700	$1,587,190
Rafael Amado	12/30/2022	—		183,700	$30.70	12/29/2032
	12/30/2022						126,000	$3,868,200
Harald Reinhart	5/12/2017	11,480		—	$3.00	5/11/2027
	9/20/2017	40,000		—	$18.00	9/19/2027
	3/28/2018	40,000		20,000	$20.90	3/27/2028
	11/16/2018	20,000		10,000	$17.99	11/15/2028
	4/1/2021	5,330		21,320	$130.96	3/31/2031
	4/1/2021						4,040	$124,028
	12/1/2021								35,097	$1,077,478
	4/1/2022	—		87,699	$45.47	3/31/2032
	4/1/2022						16,692	$512,444
	6/25/2022						73,000	$2,241,100
Joshua Smiley	8/15/2022	—		139,000	$45.78	8/14/2032
	8/15/2022						79,500	$2,440,650
Alan Bart Sandler (7)	12/1/2020	9,400		—	$108.93	11/30/2030
	4/1/2021	5,600		—	$130.96	3/31/2031
(1)The stock options are exercisable for ADSs, and each of the stock awards represents a contingent right to receive one ADS. As a result, the number of shares and exercise price in these columns are represented in terms of ADSs. Each ADS represents ten ordinary shares.
(2)Unless otherwise noted, all option awards have a maximum term of ten years from the grant date and vest in equal annual installments over five years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on each such vesting date.

(3)Restricted share awards and restricted share unit awards vest in equal annual installments over five years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on the vesting date, other than (i) the restricted share unit awards granted on June 25, 2022, which vest in equal amounts over four years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on the vesting date, and (ii) a one-time restricted share unit award of 21,000 shares granted to Dr. Amado on December 30, 2022 in connection with the commencement of his employment, which vests in full on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on the vesting date.
(4)Market values reflect the closing price of our ADSs on Nasdaq on December 30, 2022, which was $30.70.
(5)Performance based share units vest based on the satisfaction of specified product advancement milestones over the performance period beginning December 1, 2021 and ending on December 31, 2025.
(6)Option has a maximum term of ten years from the grant date and vested as to 20% of the number of shares subject to the option on the first anniversary of the grant date, with the remaining portion of the award vesting over 48 months in equal monthly installments.
(7)The unvested portions of equity awards previously granted to Dr. Sandler were forfeited in connection with his resignation from the Company in October 2022. Under the 2017 Plan, the vested and unexercised portion of equity awards previously granted to Dr. Sandler remained exercisable for a period of three months from the date of Dr. Sandler’s resignation from the Company in October 2022.
Options Exercised and Shares Vested During 2022
The following table provides information relating to stock option exercises and stock award vesting for our named executive officers during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#) (1)	Value Realized on Exercise($)(2)	Number of Shares Acquired on Vesting(#) (1)	Value Realized on Vesting($)(3)
Samantha (Ying) Du	—	$—	3,400	$154,598
Billy Cho	—	$—	20,920	$1,092,432
Rafael Amado	—	$—	—	$—
Harald Reinhart	1,854	$68,601	16,010	$506,425
Joshua Smiley	—	$—	—	$—
Alan Bart Sandler	—	$—	1,060	$48,198

(1)The stock options are exercisable for ADSs, and each of the stock awards represents a contingent right to receive one ADS. As a result, the number of shares in these columns are represented in terms of ADSs. Each ADS represents ten ordinary shares.
(2)Represents the price of our ADSs on Nasdaq at exercise minus the stock option exercise price multiplied by the number of ADSs acquired on exercise.
(3)Represents the fair market value of the shares on the vesting date, calculated as the closing price of our ADSs on Nasdaq on the vesting date (or the previous business day if vesting occurred during a weekend) multiplied by the number of shares vesting.

Potential Payments Upon Termination or Change of Control

Name	Benefit Type	Termination due to death or disability ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason in connection with a Change of Control ($)
Samantha (Ying) Du	Severance	$70,000	$201,600	$3,204,210
	Benefits Continuation	$2,035	$36,629	$36,629
	Value of Equity Acceleration	$11,921,433	$11,921,433	$11,921,433
Billy Cho	Severance	$41,600	$499,200	$723,840
	Benefits Continuation	$445	$5,335	$5,335
	Value of Equity Acceleration	N/A	N/A	$3,746,780
Rafael Amado	Severance	$51,667	$621,699	$621,699
	Benefits Continuation	$—	$—	$—
	Value of Equity Acceleration	N/A	N/A	$3,868,200
Harald Reinhart	Severance	$47,250	$850,500	$850,500
	Benefits Continuation	$2,249	$26,984	$26,984
	Value of Equity Acceleration	N/A	N/A	$4,278,150
Joshua Smiley	Severance	$50,000	N/A	$725,753
	Benefits Continuation	$1,634	N/A	$19,609
	Value of Equity Acceleration	N/A	N/A	$2,440,650

Each of our named executive officers is entitled to receive certain benefits upon a qualifying termination of employment, including following a change in control of the Company, or in the event of a termination of employment due to the executive’s death or disability, in each case as described below.
Under the terms of their respective employment agreements, in the event of a termination of employment, each of our named executive officers will be entitled to receive any accrued but unpaid base salary, reimbursement for unpaid business expenses incurred prior to termination, and any additional compensation as may be expressly required under applicable law, including accrued but unused vacation time (the “Final Compensation”).
In addition to the Final Compensation, upon termination of the named executive officer’s employment by us without “cause” or by the executive for “good reason” (each as defined in the respective employment agreement and collectively, a “qualifying termination”), Drs. Du, Amado, and Reinhart and Mr. Cho will be entitled to receive the following severance benefits, subject to the executive’s timely execution of a separation agreement and a general release of claims in a form reasonably satisfactory to the Company: (i) an amount equal to 12 months (18 months, in the case of Dr. Du) of base salary and 12 months (18 months, in the case of Dr. Du) of the Company’s portion of monthly premiums with respect to health, dental and vision coverage or COBRA continuation coverage, as applicable, and in each case payable as salary continuation over the 12 months (18 months, in the case of Dr. Du) following the effective date of the qualifying termination (collectively, “Base Severance”) and (ii) for each executive other than Mr. Cho, a pro-rated bonus based on the number of days that the executive worked in the year of termination, payable at the same time as bonuses are paid to other senior executives of the Company (the “Pro-Rated Bonus”). In the event of a qualifying termination, Dr. Du will also receive full accelerated vesting of any then-outstanding unvested stock options, restricted share, or other equity awards held by the executive (“Equity Acceleration”).

In the event of a qualifying termination within 12 months following a change in control (a “change in control termination”), in addition to the Final Compensation, the Base Severance, and the Equity Acceleration but in lieu of the Pro-Rated Bonus, Dr. Du will receive a payment equal to the sum of (x) six month of base salary, (y) two times the executive’s target bonus, and (z) six months of the Company’s portion of monthly premiums payable immediately prior to the effective date of such termination with respect to health, dental, and vision insurance coverage (the “CiC Payment”). In the event of a change in control termination and in addition to the Final Compensation, Messrs. Cho and Smiley and Drs. Amado and Reinhart will receive Base Severance over a 12-month period, the Pro-Rated Bonus, and the Equity Acceleration.
In addition to the Final Compensation, upon termination of an executive’s employment as a result of her or his death or disability, each named executive officer will be entitled to receive an amount equal to one month of base salary and one month of the Company’s portion of monthly premiums with respect to health, dental, and vision coverage or COBRA continuation coverage, as applicable. In addition, upon termination of Dr. Du’s employment as a result of her death or disability, she would be entitled to the Equity Acceleration.
Dr. Sandler resigned from the Company, effective October 28, 2022. Upon his resignation, and in consideration of his commitments and contributions to the Company as well as the Severance Agreement and General Release he entered into with the Company, we paid Dr. Sandler $1.1 million. For more information regarding the Severance Agreement and General Release, see CD&A – Employment Agreements.

ADDITIONAL EXECUTIVE COMPENSATION INFORMATION
CEO to Median Employee Pay Ratio
We determined that the annual total compensation of our median compensated employee was $106,671 for 2022. The annual total compensation of our CEO, Samantha (Ying) Du, was $20,212,141 for 2022, as reported in the “Total” column of the Summary Compensation Table. We calculated the median compensated employee’s annual total compensation using the same methodology required for calculating total annual compensation for our CEO (and other named executive officers) for purposes of the Summary Compensation Table. The ratio of these two amounts was 1 to 189.
To identify the median compensated employee, we used cash compensation consisting of base salary and allowance paid with respect to 2022 (annualized for those individuals who were not employed for the full year) and annual cash bonus or incentives paid with respect to 2022. We then identified the employee closest to the median that had been employed for the full year to serve as our median compensated individual for purposes of this analysis.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
Pay Versus Performance
In accordance with the pay versus performance (“PvP”) disclosure requirements in Item 402(v) of Regulation S-K, this section presents information that describes the relationship between Compensation Actually Paid (“CAP”), as that term is defined under the rules prescribed by Item 402(v), to the Company’s CEO, other named executive officers (“NEOs”) as a group, and certain financial performance measures of the Company.
While the Compensation Committee (or Board of Directors for our CEO) makes executive compensation decisions after considering a variety of factors, including corporate and individual performance, the decisions of the Compensation Committee and Board of Directors in 2022 were made independently of these PvP disclosure requirements. For more information regarding our executive compensation program and related decisions, please refer to Executive Compensation – Compensation Disclosure & Analysis.
Pay Versus Performance Table
The following table sets forth information for each applicable year regarding the CAP of our CEO, Samantha (Ying) Du, and of our other NEOs as a group, as well as certain Company financial performance measures, including our total shareholder return (“TSR”), the TSR of the NASDAQ Biotechnology Index (our Company-Selected Peer Group), our net income, and our revenue growth. We selected revenue growth to be our Company-Selected Measure as it represents the most important financial performance measure used to link CAP for 2022 to Company financial performance for purposes of this disclosure.

					Value of Initial Fixed $100 Investment Based On:
	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs (2)(3)	Average Compensation Actually Paid to Non-CEO NEOs (2)(3)(4)	TSR (5)	Peer Group TSR (5)	Net Income (Loss) (in millions)	Revenue Growth (6)
Year	$	$	$	$	$	$	$	%
2022	20,212,141	739,598	6,838,043	3,457,925	73.82	113.65	(443.3)	49%
2021	15,315,579	(30,500,547)	6,176,702	(4,953,682)	151.12	126.45	(704.5)	195%
2020	8,536,036	112,741,937	3,401,688	22,645,622	325.41	126.42	(268.9)	277%

(1) Samantha (Ying) Du has been the CEO of the Company since 2014.
(2) Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:

	2022		2021		2020
	Samantha (Ying) Du	Average Non-CEO NEOs	Samantha (Ying) Du	Average Non-CEO NEOs	Samantha (Ying) Du	Average Non-CEO NEOs
	$	$	$	$	$	$
Total Compensation from Summary Compensation Table	20,212,141	6,838,043	15,315,579	6,176,702	8,536,036	3,401,688
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(18,545,040)	(6,059,426)	(13,672,864)	(5,279,647)	(7,160,000)	(2,837,222)
Year-end fair value of unvested awards granted in the current year	13,913,094	4,783,831	3,708,060	1,299,614	27,099,276	4,659,848
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(10,827,207)	(1,408,060)	(36,638,677)	(7,338,300)	66,533,031	16,035,472
Fair values at vest date for awards granted and vested in current year	—	—	—	259,613	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(4,013,390)	(696,463)	787,355	(71,664)	17,733,594	1,385,836
Total Adjustments for Equity Awards	(19,472,543)	(3,380,118)	(45,816,126)	(11,130,384)	104,205,901	19,243,934
Compensation Actually Paid (as calculated)	739,598	3,457,925	(30,500,547)	(4,953,682)	112,741,937	22,645,622
(3) The valuation assumptions for stock option awards included in Compensation Actually Paid are as follows:
•The expected life of each stock option, which is determined using the “simplified method” and which takes into account the average of the remaining vesting period and remaining term as of the vest or fiscal year end date.
•The exercise price and the asset price, which are based on the closing price for our ADSs on Nasdaq on the vest and fiscal year end date, respectively.
•The risk-free rate, which is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest or fiscal year end date.
•Our historical volatility, which is based on the daily price history for our ADSs traded on Nasdaq for each expected life prior to each vest or fiscal year end date.
•The annual dividend yield, which for Zai Lab was zero as we did not pay dividends and do not expect to pay any in the foreseeable future.
(4) The Non-CEO NEOs included the following executives by year:

2022: Billy Cho, Rafael Amado, Harald Reinhart, Alan Bart Sandler, and Josh Smiley;
2021: Billy Cho, F. Ty Edmondson, Harald Reinhart, and Alan Bart Sandler; and
2020: Billy Cho, F. Ty Edmondson, Alan Bart Sandler, and Tao Fu.
(5) TSR is determined based on the value of an initial fixed investment of $100, and the reinvestment of all dividends are assumed. The TSR peer group consists of the NASDAQ Biotechnology Index.
(6) Revenue growth is calculated as follows: (total revenues from our audited annual consolidated statements of operations for the current year - total revenues from our audited annual consolidated statements of operations for the prior year) / total revenues from our audited annual consolidated statements of operations for the prior year.
Financial Performance Measures
The most important financial performance measures identified by the Company as linking executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:
•Revenue growth
•Product revenues
•Year-end cash and cash equivalents
Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) compared to: (1) our cumulative TSR and the cumulative TSR of the Peer Group, (2) our net income, and (3) revenue growth. Since a significant portion of compensation for our CEO and other NEOs consists of equity awards, the change in value of Compensation Actually Paid is directionally aligned with changes in our TSR, net income, and revenue growth.

CAP Versus Cumulative TSR for the Company and Cumulative TSR of the Peer Group

CAP Versus Net Income

CAP Versus Revenue Growth

DIRECTOR COMPENSATION
For 2022, each member of our Board of Directors who is not an employee of the Company or one of our affiliates was entitled to the following compensation under our non-employee director compensation policy:
•Annual cash retainer of $50,000 for each non-employee director;
•Additional annual cash retainer of $35,000 for the Lead Independent Director;
•Additional annual cash retainer of $20,000 for the Audit Committee chair;
•Additional annual cash retainer of $10,000 for each Audit Committee member;
•Additional annual cash retainer of $15,000 for the Compensation Committee chair;
•Additional annual cash retainer of $7,500 for each Compensation Committee member;
•Additional annual cash retainer of $10,000 for the Nominating and Corporate Governance Committee chair;
•Additional annual cash retainer of $5,000 for each Nominating and Corporate Governance Committee member;
•Additional annual cash retainer of $10,000 for the Research and Development Committee chair through October 19, 2022, upon which date this retainer was increased to $15,000 in recognition of the time commitment of the committee and in consideration of market practices;
•Additional annual cash retainer of $5,000 for each Research and Development Committee member through October 19, 2022, upon which date this retainer was increased to $7,500 in recognition of the time commitment of the committee and in consideration of market practices; and
•An annual grant of restricted shares under our 2022 Equity Plan.
In accordance with our non-employee director compensation policy, each non-employee director, other than Dr. Gaynor and Mr. Morrison, received an annual grant of a number of shares of Restricted Shares (as defined in the 2022 Equity Plan) equal to $500,000 divided by the Nasdaq closing price of the Company’s ADS on the date of grant (or on the next succeeding business day if Nasdaq is not open for trading on the date of grant), rounded down to the nearest whole number, which vests in full on the first anniversary of the date of grant, subject to continued service as a member of the Board of Directors through such date. Dr. Gaynor and Mr. Morrison were not eligible to receive an annual director grant in 2022 pursuant to the non-employee director compensation policy as their appointment date was within 180 days of the date of grant of the annual equity award.
Our non-employee directors are also reimbursed by the Company for reasonable and customary expenses incurred in connection with attendance at board of director and committee meetings, in accordance with the Company’s policies. Dr. Du and Ms. Leung do not receive separate compensation for their service as directors.

The following table provides information concerning compensation for our non-employee directors for 2022. This table does not include Michel Vounatsos as he was appointed to the Board of Directors in January 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
Kai-Xian Chen (3)	$55,503	$499,937	$—	$555,440
John Diekman (4)	$87,800	$499,937	$—	$587,737
Richard Gaynor, M.D. (3)	$61,005	$—	$—	$61,005
Nisa Leung	$—	$—	$—	$—
William Lis (3)	$61,253	$499,937	$—	$561,190
Scott Morrison (5)	$64,306	$—	$—	$64,306
Leon Moulder, Jr.	$67,500	$499,937	$—	$567,437
Peter Wirth	$75,000	$499,937	$—	$574,937
(1)Reflects the grant date fair value of restricted share awards granted during 2022 in accordance with ASC Topic 718. The underlying valuation assumptions for equity awards granted during 2022 are further discussed in Note 15 in our 2022 Annual Report on Form 10-K.
(2)As of December 31, 2022, our non-employee directors held unvested restricted shares representing the following number of ADSs, each of which represents 10 ordinary shares: Dr. Chen 7,763; Dr. Diekman 7,763; Dr. Gaynor 5,942; Ms. Leung 0; Mr. Lis 7,763; Mr. Morrison 4,897; Mr. Moulder 7,763; and Mr. Wirth 7,763.
(3)The additional annual cash retainers for the Chair and members of the Research and Development Committee increased from $10,000 to $15,000 and from $5,000 to $7,500, respectively, as of October 19, 2022.
(4)Dr. Diekman was appointed Lead Independent Director and stepped down from his role as Chair of the Audit Committee, effective July 21, 2022. He continues to serve as a member of the Audit Committee. Dr. Diekman’s annual cash retainer was pro-rated for his periods of service in these roles.
(5)Mr. Morrison was appointed Chair of the Audit Committee, effective July 21, 2022. He previously served as a member of the Audit Committee. His annual cash retainer was pro-rated for his periods of service in these roles.

DELIVERY OF PROXY MATERIALS

The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold ordinary shares as a record shareholder in Hong Kong or Cayman Islands and prefer to receive separate copies of proxy materials either now or in the future, please contact Zai Lab Limited at 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Corporate Secretary, +86 21 6163 2588 or +1 (786) 250-1886. If you hold ordinary shares in the form of ADSs issued by Citibank (the depositary of our ADSs), or hold ordinary shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact Citibank (the depositary of our ADSs), or your brokerage firm or bank, as applicable.
Generally, shareholders who have questions or concerns should contact our Investor Relations department at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210. However, shareholders who wish to communicate directly with the Board of Directors, or any individual director, should direct questions in writing to our Chief Legal Officer & Corporate Secretary at 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142. Communications addressed in this manner will be forwarded directly to the Board of Directors or named individual director(s), as appropriate.
EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN, AND
PROMPTLY RETURN THE ENCLOSED PROXY CARD

ZAI LAB LTD
4560 JINKE ROAD
BLDG. 1, FOURTH FLOOR
PUDONG, SHANGHAI
CHINA 201210

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions by completing an electronic voting instruction form no later than 11:59 p.m. on June 18, 2023 (U.S. Eastern Time) / 11:59 a.m. on June 19, 2023 (Shanghai and Hong Kong Time). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

During the Meeting - Go to **www.virtualshareholdermeeting.com/ZLAB2023**
or attend in person

You may attend the meeting in person or via the Internet and vote during the meeting. Read the information that is printed in the box below and follow the instructions. If you wish to attend the meeting in person, please check the meeting materials for any special requirements for meeting attendance.

VOTE BY MAIL

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V15307-P92093

ZAI LAB LIMITED

THIS PROXY CARD IS VALID ONLY WHEN COMPLETED, SIGNED AND DATED.

The Board of Directors (the "Board of Directors") of Zai Lab Limited (the "Company") recommends a vote FOR resolutions 1 to 15.

My/Our proxy is instructed to vote on the resolutions specified below:

If you wish to use less than all of your votes, or to cast some of your votes "FOR" and some of your votes "AGAINST" a particular resolution and some of your votes "ABSTAIN," please mark the box to the right and write your instructions in the box "SPLIT VOTE" ☐

	Resolution	For	Against	Abstain
1.	**Ordinary Resolution** **THAT,** Samantha (Ying) Du is hereby re-elected to serve as a director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal.	☐	☐	☐
2.	**Ordinary Resolution** **THAT,** Kai-Xian Chen is hereby re-elected to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
3.	**Ordinary Resolution** **THAT,** John D. Diekman is hereby re-elected to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
4.	**Ordinary Resolution** **THAT,** Richard Gaynor is hereby re-elected to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
5.	**Ordinary Resolution** **THAT,** Nisa Leung is hereby re-elected to serve as a director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal.	☐	☐	☐
6.	**Ordinary Resolution** **THAT,** William Lis is hereby re-elected to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
7.	**Ordinary Resolution** **THAT,** Scott Morrison is hereby re-elected to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
8.	**Ordinary Resolution** **THAT,** Leon O. Moulder, Jr. is hereby re-elected to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
9.	**Ordinary Resolution** **THAT,** Michel Vounatsos is hereby elected to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
10.	**Ordinary Resolution** **THAT,** Peter Wirth is hereby re-elected to serve as a director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
11.	**Ordinary Resolution** **THAT,** the appointment of KPMG LLP and KPMG as the Company's independent registered public accounting firms and auditors to audit the Company's consolidated financial statements to be filed with the U.S. Securities and Exchange Commission and The Stock Exchange of Hong Kong Limited for the year ending December 31, 2023, respectively, is hereby approved.	☐	☐	☐
12.	**Ordinary Resolution** **THAT,** the authority of the Board of Directors to fix the auditor compensation for 2023, is hereby approved.	☐	☐	☐
13.	**Ordinary Resolution** **THAT,** on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement, is hereby approved.	☐	☐	☐
14.	**Ordinary Resolution** **THAT,** within the parameters of Rule 13.36 of the HK Listing Rules, the granting of a general mandate to the Board of Directors to allot and issue ordinary shares and/or American Depositary Shares of up to 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, is hereby approved.	☐	☐	☐
15.	**Ordinary Resolution** **THAT,** if Ordinary Resolution 14 is not approved, within the parameters of Rule 13.36 of the HK Listing Rules, the granting of a general mandate to the Board of Directors to allot and issue ordinary shares and/or American Depositary Shares of up to 10% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, is hereby approved.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. In the case of a corporation or partnership, please execute either under its seal (if applicable) or under the hand of its officer(s) or attorney(s) duly authorized in writing for that purpose.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Annual Report and Form 10K are available at www.proxyvote.com.

V15308-P92093

ZAI LAB LIMITED
Annual Meeting of Shareholders
This proxy is solicited by the Board of Directors

I/We ____________________________ (print name(s)) of ____________________________ (print address(es)), being (a) shareholder(s) of the Company, hereby appoint ____________________________ (print name) of ____________________________ (print address), or failing him/her, the Chairperson of the Annual Meeting (as defined below) (or, should the Chairperson not attend the Annual Meeting, F. Ty Edmondson) as my/our proxy, to attend and vote all of my/our ordinary shares or ________________ ordinary shares of the Company for me/us and on my/our behalf, at the annual general meeting of the shareholders of the Company (the "**Annual Meeting**") to be held on Tuesday, June 20, 2023 at 8:00 p.m. (Shanghai and Hong Kong Time) / Tuesday, June 20, 2023 at 8:00 a.m. (U.S. Eastern Time), at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210 or online at **www.virtualshareholdermeeting.com/ZLAB2023** and at any adjournment thereof. If no number is inserted, this proxy will be deemed to be related to all the shares of the Company registered in your name(s).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, your proxy will be entitled to exercise discretion on whether to vote and, if so, how.

1. **This proxy is solicited by the Board of Directors.** A proxy need not be a shareholder of the Company. A member may appoint a proxy of his/her own choice. The Chairperson of the meeting or F. Ty Edmondson will act as your proxy, if no other name is inserted. If you wish to vote less than all of the ordinary shares held by you, please delete the words "all of my/our ordinary shares" and insert the number of the ordinary shares that you wish to vote. If you wish to use less than all your votes, or to cast some of your votes "FOR" and some of your votes "AGAINST" a particular resolution and some of your votes "ABSTAIN" from voting on a particular resolution, you must write the number of votes in the relevant box(es).
2. **If this form is returned without an indication as to how the proxy shall vote, the proxy will vote or abstain at his/her discretion with respect to any other matters properly presented at the Annual Meeting.**
3. If you mark the box "abstain," it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution. Abstentions will be counted for the purpose of determining the presence or absence of a quorum.
4. This form of proxy is for use by shareholders only. If the appointor is a corporate entity, this form of proxy must either be under its seal or under the hand of an officer or attorney duly authorized for that purpose.
5. To be valid, this form must be properly executed, dated, and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized certified copy of such power of attorney or other authority)). Shareholders of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date must submit their proxy through www.proxyvote.com no later than 11:59 p.m. on June 18, 2023 (U.S. Eastern Time) / 11:59 a.m. on June 19, 2023 (Shanghai and Hong Kong Time) or, if you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail using the prepaid envelope must be received no later than 11:59 a.m. (U.S. Eastern Time) / 11:59 p.m. (Shanghai and Hong Kong Time) on June 19, 2023 to be voted at the Annual Meeting.
6. Any alterations made to this form must be initialed by you.
7. You may revoke a previously submitted proxy in any one of the following ways:
   - You may submit another properly completed proxy card with a later date.
   - You may grant a subsequent proxy through the Internet.
   - You may send a timely written notice that you are revoking your proxy to Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Corporate Secretary.
   - You may attend the Annual Meeting and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
   - Your most current proxy card or Internet proxy is the one that is counted.
8. The completion and return of this form will not prevent you from attending the Annual Meeting and voting in person or virtually should you so wish, although attendance at the Annual Meeting will not in and of itself revoke this proxy.
9. In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person, virtually or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

PERSONAL INFORMATION COLLECTION STATEMENT

Your supply of your and your proxy's (or proxies') name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the Annual Meeting of the Company (the "Purposes"). We may transfer your and your proxy's (or proxies') name(s) and address(es) to our agent, contractor, or third-party service provider who provides administrative, computer, and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy's (or proxies') name(s) and address(es) will be retained for such period as may be necessary to fulfill the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Chief Legal Officer & Corporate Secretary.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

SPLIT VOTE: ____

____

(If you noted split voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side